AMENDMENT TO THE BY-LAWS OF
EATON VANCE NEW JERSEY MUNICIPAL
INCOME TRUST
ESTABLISHING AND FIXING THE RIGHTS
AND PREFERENCES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES

Effective as of February 26, 2016



TABLE OF CONTENTS
Page
ARTICLE I.			2
DEFINITIONS			2
1.1	Definitions	2
1.2	Interpretation	13
1.3	Liability of Officers, Trustees and
Shareholders	13
ARTICLE II.	TERMS APPLICABLE TO ALL
SERIES OF INSTITUTIONAL
MUNIFUND TERM
PREFERRED SHARES	13
2.1	Number of Shares; Ranking	13
2.2	Dividends and Distributions	14
2.3	Liquidation Rights	17
2.4	Coverage & Leverage Tests	18
2.5	Redemption	20
2.6	Voting Rights	28
2.7	Rating Agencies	32
2.8	Issuance of Additional Preferred
Shares	32
2.9	Status of Redeemed or Repurchased
iMTP Shares	33
2.10	Distributions with respect to Taxable
Allocations	33
2.11	Term Redemption Liquidity Account
and Liquidity Requirement	34
2.12	Global Certificate	36
2.13	Notice	36
2.14	Termination	36
2.15	Appendices	36
2.16	Actions on Other than Business Days	36
2.17	Modification	36
2.18	Transfers	37
2.19	No Additional Rights	37
2.20	Agreed Tax Treatment	37
2.21	Relationship of Declaration of Trust	37
2.22	Fitch Diversification Guidelines.	37
2.23	S&P Criteria.	38




AMENDMENT TO THE BY-LAWS OF
EATON VANCE NEW JERSEY MUNICIPAL
INCOME TRUST

ESTABLISHING AND FIXING THE RIGHTS
AND PREFERENCES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES
      Eaton Vance New Jersey Municipal Income
Trust (the "Fund"), a Massachusetts business trust,
certifies that:
RECITALS
      WHEREAS, the Fund is authorized under
Section 12 of Article 2 of the Fund's Declaration of
Trust (which, as hereafter restated or amended from
time to time, is herein called the "Declaration"), to
issue an unlimited number of Preferred Shares (as
defined below), par value $.01 per share;
      WHEREAS, pursuant to the authority
expressly vested in the Board of Trustees of the
Fund by Section 12 of Article 2 of the Declaration,
the Board of Trustees has, by resolution, authorized
the issuance of Preferred Shares, $.01 par value per
share, of the Fund, such shares to be classified as
Institutional MuniFund Term Preferred Shares
("iMTP"), and such iMTP to be issued in one or
more series;
      WHEREAS, the Board of Trustees has
authorized a Series of iMTP Shares to be designated
as the "Institutional MuniFund Term Preferred
Shares, Series 2019;"
      NOW, THEREFORE, the By-laws of
Eaton Vance New Jersey Municipal Income Trust
are hereby amended as follows:
      1.	ARTICLES 8 through 14 shall be re-
designated as ARTICLES 9 through 15 and all
affected cross references therein are amended
accordingly.
      2.	A new ARTICLE 8 shall be added as
follows:
      INTRODUCTORY STATEMENT
CREATING A CLASS OF INSTITUTIONAL
MUNIFUND TERM PREFERRED SHARES
AND DESIGNATING SERIES 2019 iMTP
SHARES
      A class of up to 1,160 preferred shares, par
value $0.01 per share, liquidation preference
$25,000 per share, in the series designated below, is
hereby authorized and designated as the
"Institutional MuniFund Term Preferred Shares"
(any such series authorized and designated herein or
hereafter authorized and designated being referred
to herein as a "Series," a "Series of iMTP Shares"
or "iMTP Shares of a Series," and shares of all such
Series being referred to herein, individually, as an
"iMTP Share" and, collectively, as the "iMTP
Shares").
      Each Series of iMTP Shares shall be issued
on one or more dates determined by the Board of
Trustees of the Trust or pursuant to their delegated
authority and shall have such other preferences,
voting powers, limitations as to dividends,
qualifications and terms and conditions of issuance,
cancellation and redemption and such other terms,
in addition to those required by applicable law or as
set forth in the Declaration, as set forth in this
Amendment, as modified, amended or
supplemented in an appendix to this Amendment
applicable to such Series (each, an "Appendix" and,
collectively, the "Appendices").
      The number of iMTP Shares which the
Board of Trustees has initially authorized for
issuance is up to 1,160 (one thousand one hundred
and sixty) and the aggregate number of iMTP
Shares outstanding at any time shall not exceed
1,160 (one thousand one hundred and sixty).
      Series 2019:  A series of up to 1,160 iMTP
Shares is hereby authorized and designated as the
"Institutional MuniFund Term Preferred Shares,
Series 2019" and also referred to herein as the
"Series 2019 iMTP Shares."  The Series 2019 iMTP
Shares shall constitute a separate series of preferred
shares of the Trust and each share of Series 2019
iMTP Shares shall be identical.  The terms of the
Series 2019 iMTP Shares shall be governed by this
Amendment, as modified, amended and
supplemented by Appendix A attached hereto.  Any
reference to a "Series of iMTP Shares" herein shall
be deemed to include a reference to the Series 2019
iMTP Shares and any reference to the Series 2019
iMTP Shares or other terms designated herein
specifically with respect to the Series 2019 iMTP
Shares shall be deemed to apply only to such Series
of iMTP Shares and not to any other Series of iMTP
Shares.
ARTICLE I.
DEFINITIONS
      1.1	Definitions. Unless the context or
use indicates another or different meaning or intent and except with respect to any Series of iMTP
Shares as specifically provided in the Appendix applicable to such Series of iMTP Shares, each of the following terms when used in this Amendment shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:
            "1940 Act" means the Investment
Company Act of 1940, as amended, or any
successor statute.
            "1940 Act Asset Coverage" means
"asset coverage," as defined for purposes of Section
18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940
Act, including all outstanding iMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of the United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company).
            "Additional Amount Payment"
means a payment to a Holder of iMTP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Holder to which such Additional Amount
Payment relates, would cause such Holder's dividends in dollars (after federal and State income tax consequences in respect of both the Taxable
Allocations and Additional Amount Payment) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Holder if the amount of such aggregate Taxable Allocations would have been excludable (for federal income tax purposes and State income tax purposes) from the gross income of such Holder. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of iMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) only taking into account the regular federal income tax (and the tax imposed under Section 1411 of the Code or any successor provision) and State individual income tax with respect to dividends received from the Fund (that is, without giving effect to any other
State tax or any other federal tax based on income);
and (iv) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of
Section 852(b)(5) of the Code) would be taxable in the hands of each Holder of iMTP Shares at the maximum marginal combined regular federal and State individual income tax rate (taking account of the federal income tax deductibility of state and local taxes paid or incurred and the tax imposed under Section 1411 of the Code or any successor provision) applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid.
            "Adviser" means Eaton Vance
Management, a direct subsidiary of Eaton Vance
Corp., or such other entity as shall be then serving as the investment adviser of the Fund, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.
            "Agent" means, with respect to any
Series of iMTP Shares, The Bank of New York
Mellon and its successors or any other calculation and paying agent appointed by the Fund with respect to such Series of iMTP Shares.
            "Agent Agreement" means, with
respect to any Series of iMTP Shares, the Calculation and Paying Agent Agreement dated as of December 11, 2015, as amended as of February
26, 2016, by and among the Agent, the Fund and certain other Persons, relating to the Institutional
MuniFund Term Preferred Shares to be issued by the Fund, including the iMTP Shares, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other calculation and paying agent appointed by the Fund.
            "Agent Member" means a Person
with an account at the Securities Depository that holds one or more iMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated
Owner to disclose information to the Agent with respect to such Designated Owner.
            "Amendment" means this
Amendment to the By-Laws, effective as of February 26, 2016, as it may be amended from time to time in accordance with its terms.
            "Appendices" and "Appendix" shall
have the respective meanings as set forth in the introductory statement preceding Article I of this Amendment.
            "Applicable Spread" means, with
respect to any Rate Period for any Series of iMTP
Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series of iMTP Shares by any Rating Agency (or the lowest applicable credit rating assigned to such Series of iMTP Shares by any Rating Agency, in the event any Rating. Agency has assigned such Series of iMTP Shares a credit rating of Below Investment
Grade) in the table below on the Rate Determination
Date for such Rate Period (provided that, if such Series of iMTP Shares is not assigned a credit rating by any Rating Agency on the Rate Determination
Date for any Rate Period for such Series of iMTP
Shares as a result of each Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, "Applicable Spread" means, with respect to such Rate Period, (i) the percentage per annum in such table directly below the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to such Series of iMTP Shares by any Rating Agency prior to such Rate Determination Date or (ii) the Increased Rate, if the most recently assigned credit rating from any such Rating Agency for such Series of iMTP Shares is Below Investment Grade prior to such Rate
Determination Date):
Long-Term
Ratings*

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*	And/or the equivalent ratings of
any Other Rating Agency then
rating the iMTP Shares.
**	Unless an Increased Rate Period
is in effect and is continuing or
the Increased Rate otherwise
applies to any portion of a Rate
Period, in which case the
Applicable Spread shall be the
Initial Spread plus 5.00% for
such period or portion thereof, as
the case may be.
            "Asset Coverage" means "asset
coverage" of a class of senior security which is a
stock, as defined for purposes of Section 18(h) of
the 1940 Act as in effect on the date hereof,
determined on the basis of values calculated as of a
time within 48 hours (only including Business
Days) next preceding the time of such
determination.
            "Asset Coverage Cure Date" means,
with respect to the failure by the Fund to maintain
Asset Coverage of at least 225% as of the close of
business on a Business Day (as required by Section
2.4(a)), the date that is thirty (30) calendar days
following such Business Day.
            "Below Investment Grade" means,
with respect any Series of iMTP Shares and as of
any date, the following ratings with respect to each
Rating Agency (to the extent it is a Rating Agency
on such date):
      (i)	lower than BBB-, in
the case of Fitch;
      (ii)	lower than BBB-, in
the case of Standard & Poor's; and
      (iii)	lower than an
equivalent long-term credit rating to
those set forth in clauses (i) and (ii),
in the case of any Other Rating
Agency.
            "Board of Trustees" means the
Board of Trustees of the Fund or any duly
authorized committee thereof as permitted by
applicable law.
            "Business Day" means any day (a)
other than a day on which commercial banks in The
City of New York, New York are required or
authorized by law or executive order to close and
(b) on which the New York Stock Exchange is not
closed.
            "By-Laws" means the By-Laws of
the Fund as amended from time to time.
            "Closed-End Funds" shall have the
meaning as set forth in Section 2.18(a).
            "Code" means the Internal Revenue
Code of 1986, as amended.
            "Common Shares" means the
common shares of beneficial interest, par value $.01
per share, of the Fund.
            "Custodian" means a bank, as
defined in Section 2(a)(5) of the 1940 Act, that has
the qualifications prescribed in paragraph 1 of
Section 26(a) of the 1940 Act, or such other entity
as shall be providing custodian services to the Fund
as permitted by the 1940 Act or any rule, regulation,
or order thereunder, and shall include, as
appropriate, any similarly qualified sub-custodian
duly appointed by the Fund.  As of the date hereof,
the Custodian is State Street Bank and Trust
Company.
            "Custodian Agreement" means any
Custodian Agreement by and between the
Custodian and the Fund.
            "Date of Original Issue" means, with
respect to any Series of iMTP Shares, the date
specified as the Date of Original Issue for such
Series of iMTP Shares in the Appendix for such
Series of iMTP Shares.
            "Declaration" means the Fund's
Agreement and Declaration of Trust, as may be
amended or modified from time to time and a copy
of which is on file with the Secretary of the
Commonwealth of Massachusetts.
            "Default" shall mean a Dividend
Default or a Redemption Default.
            "Deposit Securities" means, as of
any date, any United States dollar-denominated
security or other investment of a type described
below that either (i) is a demand obligation payable
to the holder thereof on any Business Day or (ii) has
a maturity date, mandatory redemption date or
mandatory payment date, on its face or at the option
of the holder, preceding the relevant Redemption
Date, Dividend Payment Date or other payment date
in respect of which such security or other
investment has been deposited or set aside as a
Deposit Security:
            (1)	cash or any cash
equivalent;
            (2)	any U.S. Government
Obligation;
            (3)	any Municipal
Security that has a credit rating from at least
one NRSRO (at least one of which must be
Standard & Poor's for so long as Standard &
Poor's is a Rating Agency rating the iMTP
Shares) that is the highest applicable rating
generally ascribed by such NRSRO to
Municipal Securities (long-term or short-
term as to the applicable type of obligation)
as of the date of this Amendment (or such
rating's future equivalent), including (A)
any such Municipal Security that has been
pre-refunded by the issuer thereof with the
proceeds of such refunding having been
irrevocably deposited in trust or escrow for
the repayment thereof and (B) any such
fixed or variable rate Municipal Security
that qualifies as an eligible security under
Rule 2a-7 under the 1940 Act; or
            (4)	any investment in any
money market fund registered under the
1940 Act that qualifies under Rule 2a-7
under the 1940 Act, or similar investment
vehicle described in Rule 12d1-1(b)(2)
under the 1940 Act, that invests principally
in Municipal Securities that have a credit
rating from at least one NRSRO (at least one
of which must be Standard & Poor's for so
long as Standard & Poor's is a Rating
Agency rating the iMTP Shares) that is the
highest applicable rating generally ascribed
by such NRSRO to Municipal Securities
(long-term or short-term as to the applicable
type of obligation) or U.S. Government
Obligations or any combination thereof.
            "Designated Owner" means a Person
in whose name iMTP Shares of a Series are
recorded as beneficial owner of such iMTP Shares
by the Securities Depository, an Agent Member or
other securities intermediary on the records of such
Securities Depository, Agent Member or securities
intermediary, as the case may be.
            "Dividend Default" shall have the
meaning as set forth in Section 2.2(g)(i).
            "Dividend Payment Date" means,
with respect to any Series of iMTP Shares, the first
Business Day of each calendar month that any
shares of such Series of iMTP Shares are
outstanding; provided, however, that with respect
any Series of iMTP Shares for which the first
Dividend Period, as specified in the Appendix
relating to such Series of iMTP Shares, is longer
than one month, the first Dividend Payment Date
for such Series of iMTP Shares shall be the first
Business Day of the calendar month immediately
following the end of such Dividend Period.
            "Dividend Period" means, with
respect to any Series of iMTP Shares, the Dividend
Period for such Series of iMTP Shares set forth in
the Appendix for such Series of iMTP Shares.
            "Dividend Rate" means, with respect
to any Rate Period for a Series of iMTP Shares and
subject to the adjustment described in Section
2.10(a), the Index Rate for such Rate Period plus
the Applicable Spread for such Rate Period;
provided, however, that with respect to any
Increased Rate Period (or any portion of a Rate
Period to which the Increased Rate otherwise
applies), the Dividend Rate shall mean the
Increased Rate for such Increased Rate Period (or
such portion of a Rate Period); and provided further
that the Dividend Rate for any Rate Period (or
portion thereof) shall in no event exceed the
Maximum Rate.
            "Effective Leverage Ratio" shall
have the meaning as set forth in Section 2.4(d).
            "Effective Leverage Ratio Cure
Date" shall have the meaning as set forth in Section
2.5(b)(ii)(A).
            "Electronic Means" means email
transmission, facsimile transmission or other similar
electronic means of communication providing
evidence of transmission (but excluding online
communications systems covered by a separate
agreement) acceptable to the sending party and the
receiving party, in any case if operative as between
any two parties, which, in the case of notices to the
Custodian, shall be sent by such means to each of
its representatives set forth in the Custodian
Agreement.
            "Exchange Act" means the U.S.
Securities Exchange Act of 1934, as amended.
            "Final Memorandum" means the
final offering memorandum of the Fund relating to
the offering and sale of the iMTP Shares dated
February 23, 2016, as the same may be amended,
revised or supplemented from time to time.
            "Fitch" means Fitch Ratings, a part
of the Fitch Group, and any successor or successors
thereto.
            "Fund" means Eaton Vance New
Jersey Municipal Income Trust.
            "Holder" means, with respect to the
iMTP Shares of a Series or any other security issued
by the Fund, a Person in whose name such security
is registered in the registration books of the Fund
maintained by the Agent or otherwise.
            "iMTP Shares" shall have the
meaning as set forth in the introductory statement
preceding Article I of this Amendment.
            "iMTP Shares of a Series" shall have
the meaning as set forth in the introductory
statement preceding Article I of this Amendment.
            "Increased Rate" means, with respect
to any Rate Period for a Series of iMTP Shares (or
any portion of a Rate Period to which the Increased
Rate otherwise applies), the Index Rate for such
Rate Period plus an Applicable Spread of the Initial
Spread plus 5.00% per annum.
            "Increased Rate Period" shall have
the meaning as set forth in Section 2.2(g)(i).
            "Index Rate" means, with respect to
any Rate Period for a Series of iMTP Shares, the
SIFMA Municipal Swap Index made available by
the close of business on the Rate Determination
Date for such Rate Period.
            "Initial Rate Period" means, with
respect to the iMTP Shares of a Series of iMTP
Shares, the period commencing on and including
the Date of Original Issue thereof and ending on,
and including, the next succeeding calendar day that
is a Wednesday (or, if such Wednesday is not a
Business Day, the next succeeding Business Day).
            "Initial Spread" means, with respect
to any Series of iMTP Shares, the rate per annum
specified as the Initial Spread for such Series of
iMTP Shares in the Appendix for such Series of
iMTP Shares.
            "Liquidation Preference" means,
with respect to any Series of iMTP Shares, the
amount specified as the liquidation preference per
share for that Series of iMTP Shares in the
Appendix for such Series of iMTP Shares.
            "Liquidity Account Initial Date"
means, with respect to any Series of iMTP Shares,
the date designated as the Liquidity Account Initial
Date in the Appendix for such Series of iMTP
Shares.
            "Liquidity Account Investments"
means (i) Deposit Securities or (ii) any other
security or investment owned by the Fund that is
rated not less than (x) if Standard & Poor's is a
Rating Agency rating the iMTP Shares, A- by S&P
or (y) if Standard & Poor's is not a Rating Agency
rating the iMTP Shares, A3 by Moody's, A- by
Standard & Poor's, A- by Fitch or an equivalent
rating by any other NRSRO (or any such rating's
future equivalent).
            "Liquidity Requirement" shall have
the meaning as set forth in Section 2.11(b).
            "Mandatory Redemption Price" shall
have the meaning as set forth in
Section 2.5(b)(i)(A).
            "Market Value" of any asset of the
Fund means:
      (i)	for securities for
which market quotations are readily
available, the market value thereof
determined by an independent third-
party pricing service designated from
time to time by the Board of
Trustees, which pricing service shall
be Standard & Poor's Securities
Evaluations, Inc./J. J. Kenny Co.,
Inc. (or any successor thereto),
International Data Corporation (or
any successor thereto) or such other
independent third-party pricing
service broadly recognized in the
tax-exempt fund market. Market
Value of any asset shall include any
interest accrued thereon. The pricing
service values portfolio securities at
the mean between the quoted bid and
asked price or the yield equivalent
when quotations are readily
available. Securities for which
quotations are not readily available
are valued at fair value as determined
by the pricing service using methods
that include consideration of: yields
or prices of Municipal Securities of
comparable quality, type of issue,
coupon, maturity and rating; state of
issuance; indications as to value
from dealers; and general market
conditions. The pricing service may
employ electronic data processing
techniques or a matrix system, or
both, to determine recommended
valuations;
      (ii)	for securities with
respect to which an independent
third-party pricing service designated
from time to time by the Board of
Trustees is unable to value a
security, the lower of two dealer bids
for such security obtained by the
Fund from dealers who are members
of the Financial Industry Regulatory
Authority, Inc. and who make a
market in the security; and
      (iii)	for futures contracts
and options,  the closing price for
such instruments established by the
exchange or board of trade on which
they are traded, or if market
quotations are not readily available,
the fair value thereof as determined
on a consistent basis using methods
determined in good faith by the
Board of Trustees.
            "Maximum Rate" means 15% per
annum.
            "Moody's" means Moody's
Investors Service, Inc. and any successor or
successors thereto.
            "Municipal Securities" means
municipal obligations as described under the
heading "The Funds' Investments-Primary
Investment Policies-Municipal Obligations" in the
Preliminary Memorandum and Final Memorandum
or other offering document for a Series of iMTP
Shares.
            "Non-Call Period" means, with
respect to any Series of iMTP Shares, the period (if
any) during which such Series of iMTP Shares shall
not be subject to redemption at the option of the
Fund, as set forth in the Appendix for such Series of
iMTP Shares.
            "Notice of Redemption" shall have
the meaning as set forth in Section 2.5(d).
            "Notice of Taxable Allocation" shall
have the meaning as set forth in Section 2.10(a).
            "NRSRO" means (a) each of Fitch,
Moody's and Standard & Poor's so long as such
Person is a nationally recognized statistical rating
organization within the meaning of Section 3(a)(62)
of the Exchange Act and (b) any other nationally
recognized statistical rating organization within the
meaning of Section 3(a)(62) of the Exchange Act
that is not an "affiliated person" (as defined in
Section 2(a)(3) of the 1940 Act) of the Fund.
            "Optional Redemption Date" shall
have the meaning as set forth in Section 2.5(c)(i).
            "Optional Redemption Premium"
means, with respect to any Series of iMTP Shares,
the premium payable by the Fund upon the
redemption of iMTP Shares of such Series of iMTP
Shares at the option of the Fund, as set forth in the
Appendix for such Series of iMTP Shares.
            "Optional Redemption Price" shall
have the meaning as set forth in Section 2.5(c)(i).
            "Other Rating Agency" means, at
any time, each Rating Agency, if any, other than
Fitch or Standard & Poor's then providing a rating
for the iMTP Shares pursuant to the request of the
Fund.
            "Outstanding" means, as of any date
with respect to iMTP Shares of a Series, the number
of iMTP Shares of such Series of iMTP Shares
theretofore issued by the Fund except (without
duplication):
            (a)	any shares of such
Series of iMTP Shares theretofore cancelled
or redeemed or delivered to the Agent for
cancellation or redemption in accordance
with the terms hereof;
            (b)	any shares of such
Series of iMTP Shares as to which the Fund
shall have given a Notice of Redemption
and irrevocably deposited with the Agent
sufficient Deposit Securities to redeem such
shares in accordance with Section 2.5
hereof; and
            (c)	any shares of such
Series of iMTP Shares as to which the Fund
shall be the Holder or the beneficial owner.
            "Person" means and includes an
individual, a partnership, a trust (including a
business trust); a corporation, a limited liability
company, an unincorporated association, a joint
venture or other entity or a government or any
agency or political subdivision thereof.
            "Preferred Shares" means the
authorized preferred shares of beneficial interest,
par value $.01 per share, of the Fund, including
auction rate preferred shares and iMTP Shares of
each Series, shares of any other series of preferred
shares of beneficial interest now or hereafter issued
by the Fund, and any other shares of beneficial
interest hereafter authorized and issued by the Fund
of a class having priority over any other class as to
distribution of assets or payments of dividends.
            "Preliminary Memorandum" means
the preliminary offering memorandum of the Fund
relating to the offering and sale of the iMTP Shares
dated February 2, 2016, as the same may be
amended, revised or supplemented from time to
time.
            "Preliminary Notice of Redemption"
shall have the meaning as set forth in Section
2.5(d).
            "Purchase Agreement" means (i)
with respect to the initial Series of iMTP Shares
issued pursuant to this Amendment, the Purchase
Agreement dated as of February 23, 2016 between
the Fund and Morgan Stanley & Co. LLC, and (ii)
with respect to any subsequent Series of iMTP
Shares issued pursuant to this Amendment, the
purchase agreement or other similar agreement for
the iMTP Shares of such Series of iMTP Shares (if
any) specified in the Appendix for such Series of
iMTP Shares.
            "Rate Determination Date" means,
with respect to the Initial Rate Period for any Series
of iMTP Shares, the day immediately preceding the
Date of Original Issue of such Series of iMTP
Shares and, with respect to any Subsequent Rate
Period for any Series of iMTP Shares, the last day
of the immediately preceding Rate Period for such
Series of iMTP Shares.
            "Rate Period" means, with respect to
any Series of iMTP Shares, the Initial Rate Period
and any Subsequent Rate Period of the iMTP Shares
of such Series of iMTP Shares.
            "Rating Agencies" means, as of any
date and in respect of a Series of iMTP Shares, (i)
each of Fitch and Standard & Poor's, to the extent
each maintains a rating on the iMTP Shares of such
Series of iMTP Shares on such date and has not
been replaced as a Rating Agency in accordance
with Section 2.7 and (ii) any other NRSRO
designated as an Other Rating Agency on such date
in accordance with Section 2.7. Fitch and Standard
& Poor's have initially been designated as the
Rating Agencies for purposes of the iMTP Shares.
In the event that at any time any Rating Agency (i)
ceases to be a Rating Agency for purposes of any
Series of iMTP Shares and such Rating Agency has
been replaced by another Rating Agency in
accordance with Section 2.7, any references to any
credit rating of the replaced Rating Agency in this
Amendment or any Appendix shall be deleted for
purposes hereof as provided below and shall be
deemed instead to be references to the equivalent
credit rating of the Rating Agency that has replaced
such Rating Agency as of the most recent date on
which such replacement Rating Agency published
credit ratings for such Series of iMTP Shares or (ii)
designates a new rating definition for any credit
rating of such Rating Agency to replace a
corresponding rating definition of such Rating
Agency, any references to such replaced rating
definition of such Rating Agency contained in this
Amendment or any Appendix shall instead be
deemed to be references to such corresponding
replacement rating definition. In the event that at
any time the designation of any Rating Agency as a
Rating Agency for purposes of any Series of iMTP
Shares is terminated in accordance with Section 2.7,
any rating of such terminated Rating Agency, to the
extent it would have been taken into account in any
of the provisions of this Amendment or the
Appendix for such Series of iMTP Shares, shall be
disregarded, and only the ratings of the then-
designated Rating Agencies for such Series of
iMTP Shares shall be taken into account for
purposes of this Amendment and such Appendix
provided that, for purposes of determining the
Dividend Rate applicable to a Rate Period, the
credit rating assigned by any Rating Agency that is
designated as a Rating Agency after the Rate
Determination Date for such Rate Period will be
applicable on or as of the next succeeding Rate
Determination Date.
            "Ratings Event" shall have the
meaning set forth in Section 2.2(g)(i).
            "Redemption Date" shall have the
meaning as set forth in Section 2.5(d).
            "Redemption Default" shall have the
meaning as set forth in Section 2.2(g)(i).
            "Redemption Price" shall mean the
Term Redemption Price, the Mandatory
Redemption Price or the Optional Redemption
Price, as applicable.
            "Securities Act" means the U.S.
Securities Act of 1933, as amended.
            "Securities Depository" shall mean
The Depository Trust Company and its successors
and assigns or any other securities depository
selected by the Fund that agrees to follow the
procedures required to be followed by such
securities depository as set forth in this Amendment
with respect to the iMTP Shares.
            "Series of iMTP Shares" shall have
the meaning as set forth in the introductory
statement preceding Article I of this Amendment.
            "SIFMA Municipal Swap Index"
means the Securities Industry and Financial Markets
Association Municipal Swap Index, or such other
weekly, high-grade index comprised of seven-day,
tax-exempt variable rate demand notes produced by
Bloomberg L.P. or its successor, or as otherwise
designated by the Securities Industry and Financial
Markets Association; provided, however, that, if
such index is no longer produced by Bloomberg
L.P. or its successor, then SIFMA Municipal Swap
Index shall mean (i) the S&P Municipal Bond 7
Day High Grade Rate Index produced by Standard
& Poor's Financial Services LLC or its successors
or (ii) if the S&P Municipal Bond 7 Day High
Grade Rate Index is no longer produced, such other
reasonably comparable index selected in good faith
by the Board of Trustees.
            "State" means the State of New
Jersey.
            "Standard & Poor's" means Standard
& Poor's Ratings Services, a Standard & Poor's
Financial Services LLC business, and any successor
or successors thereto.
            "Subsequent Rate Period" means,
with respect to any Series of iMTP Shares, the
period from, and including, the first day following
the Initial Rate Period of such Series of iMTP
Shares to, and including, the next following
Wednesday (or if such Wednesday is not a Business
Day, the next Business Day) and any period
thereafter from, and including, the first day
following the end of the previous Subsequent Rate
Period to, and including, the next following
Wednesday (or, if such Wednesday is not a
Business Day, the next Business Day).
             "Tax Event" shall have the meaning
as set forth in Section 2.2(g)(i).
            "Taxable Allocation" means, with
respect to any Series of iMTP Shares, the allocation
of any net capital gains or other income taxable for
regular federal income tax purposes, or regular State
individual income tax purposes, to a dividend paid
in respect of such Series of iMTP Shares.
            "Term Redemption Amount" shall
have the meaning as set forth in Section 2.11(a).
            "Term Redemption Date" means,
with respect to any Series of iMTP Shares, the date
specified as the Term Redemption Date in the
Appendix for such Series of iMTP Shares.
            "Term Redemption Liquidity
Account" shall have the meaning as set forth in
Section 2.11(a).
            "Term Redemption Price" shall have
the meaning as set forth in Section 2.5(a).
            "U.S. Government Obligations"
means direct obligations of the United States or of
its agencies or instrumentalities that are entitled to
the full faith and credit of the United States and
that, other than United States Treasury Bills,
provide for the periodic payment of interest and the
full payment of principal at maturity or call for
redemption.
            "Voting Period" shall have the
meaning as set forth in Section 2.6(b)(i).
            With respect to any Series of iMTP
Shares, any additional definitions specifically set
forth in the Appendix relating to such Series of
iMTP Shares and any amendments to any
definitions specifically set forth in the Appendix
relating to such Series of iMTP Shares, as such
Appendix may be amended from time to time, shall
be incorporated herein and made part hereof by
reference thereto, but only with respect to such
Series of iMTP Shares.
      1.2	Interpretation. The headings
preceding the text of Sections included in this
Amendment are for convenience only and shall not
be deemed part of this Amendment or be given any
effect in interpreting this Amendment. The use of
the masculine, feminine or neuter gender or the
singular or plural form of words herein shall not
limit any provision of this Amendment. The use of
the terms "including" or "include" shall in all cases
herein mean "including, without limitation" or
"include, without limitation," respectively.
Reference to any Person includes such Person's
successors and assigns to the extent such successors
and assigns are permitted by the terms of any
applicable agreement, and reference to a Person in a
particular capacity excludes such Person in any
other capacity or individually. Reference to any
agreement (including this Amendment), document
or instrument means such agreement, document or
instrument as amended or modified and in effect
from time to time in accordance with the terms
thereof and, if applicable, the terms hereof. Except
as otherwise expressly set forth herein, reference to
any law means such law as amended, modified,
codified, replaced or re-enacted, in whole or in part,
including rules, regulations, enforcement
procedures and any interpretations promulgated
thereunder. Underscored references to Sections
shall refer to those portions of this Amendment. The
use of the terms "hereunder," "hereof;" "hereto"
and words of similar import shall refer to this
Amendment as a whole and not to any particular
Article, Section or clause of this Amendment.
      1.3	Liability of Officers, Trustees and
Shareholders. The Declaration is on file with the
Secretary of the Commonwealth of Massachusetts,
and an officer of the Fund has executed this
Amendment as an officer and not individually, and
the obligations and rights set forth in this
Amendment are not binding upon any such officer,
or the trustees of the Fund or shareholders of the
Fund, individually, but are binding upon the assets
and property of the Fund.
ARTICLE II.	TERMS APPLICABLE TO ALL
SERIES OF
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES
      Except for such changes and amendments
hereto with respect to a Series of iMTP Shares that
are specifically contemplated by the Appendix
relating to such Series of iMTP Shares, each Series
of iMTP Shares shall have the following terms:
      2.1	Number of Shares; Ranking.
            (a)	The number of authorized
shares constituting any Series of iMTP Shares shall
be as set forth with respect to such Series of iMTP
Shares in the Appendix hereto relating to such
Series of iMTP Shares. No fractional iMTP Shares
shall be issued.
            (b)	The iMTP Shares of each
Series shall rank on a parity with iMTP Shares of
each other Series and with shares of any other series
of Preferred Shares as to the payment of dividends
and the distribution of assets upon dissolution,
liquidation or winding up of the affairs of the Fund.
The iMTP Shares of each Series shall have
preference with respect to the payment of dividends
and as to distribution of assets upon dissolution,
liquidation or winding up of the affairs of the Fund
over the Common Shares as set forth herein.
            (c)	No Holder of iMTP Shares
shall have, solely by reason of being such a Holder,
any preemptive or other right to acquire, purchase
or subscribe for any .iMTP Shares or Common
Shares or other securities of the Fund which it may
hereafter issue or sell.
      2.2	Dividends and Distributions.
            (a)	The Holders of iMTP Shares
of a Series shall be entitled to receive, when, as and
if declared by, or under authority granted by, the
Board of Trustees, out of funds legally available
therefor and in preference to dividends and other
distributions on Common Shares, cumulative cash
dividends and other distributions on each share of
such Series of iMTP Shares at the Dividend Rate
for such Series of iMTP Shares, calculated as set
forth herein, and no more. Dividends and other
distributions on the iMTP Shares of a Series shall
accumulate from the Date of Original Issue with
respect to such Series of iMTP Shares. The amount
of dividends per share payable on iMTP Shares of a
Series on any Dividend Payment Date shall equal
the sum of the dividends accumulated but not yet
paid for each Rate Period (or part thereof) in the
related Dividend Period. The amount of dividends
per share of a Series of iMTP Shares accumulated
for each such Rate Period (or part thereof) shall be
computed by (i) multiplying the Dividend Rate in
effect for iMTP Shares of such Series of iMTP
Shares for such Rate Period (or part thereof) by a
fraction, the numerator of which shall be the actual
number of days in such Rate Period (or part thereof)
and the denominator of which shall be the actual
number of days in the year in which such Rate
Period (or such part thereof) occurs (365 or 366)
and (ii) multiplying the product determined
pursuant to clause (i) by the Liquidation Preference
for a share of such Series of iMTP Shares.
            (b)	Dividends on iMTP Shares of
each Series with respect to any Dividend Period
shall be declared to the Holders of such shares as
their names shall appear on the registration books of
the Fund at the close of business on each day in
such Dividend Period and shall be paid as provided
in Section 2.2(f) hereof.
            (c)	(i)	No full dividends or
other distributions shall be declared or paid on
shares of a Series of iMTP Shares for any Dividend
Period or part thereof unless full cumulative
dividends and other distributions due through the
most recent dividend payment dates therefor for all
other outstanding Preferred Shares (including shares
of other Series of iMTP Shares) have been or
contemporaneously are declared and paid through
the most recent dividend payment dates therefor. If
full cumulative dividends and other distributions
due have not been declared and paid on all other
outstanding Preferred Shares of any series, any
dividends and other distributions being declared and
paid on iMTP Shares of each Series and such other
outstanding Preferred Shares will be declared and
paid as nearly pro rata as possible in proportion to
the respective amounts of dividends and other
distributions accumulated but unpaid on the shares
of each such series of Preferred Shares on the
relevant dividend payment date for such series. No
Holders of iMTP Shares shall be entitled to any
dividends and other distributions, whether payable
in cash, property or shares, in excess of full
cumulative dividends and other distributions as
provided in Article II of this Amendment on such
iMTP Shares.
      (ii)	No full dividends or
other distributions shall be declared
or paid on other Preferred Shares of
the Fund for any dividend period
therefor or part thereof unless full
cumulative dividends and other
distributions have been or
contemporaneously are declared and
paid on the iMTP Shares through the
most recent Dividend Payment Date
for each Series of iMTP Shares. If
full cumulative dividends and other
distributions due have not been
declared and paid on the iMTP
Shares through such most recent
Dividend Payment Dates, any
dividends being declared and paid
upon the iMTP Shares and any other
Preferred Shares will be declared and
paid as nearly pro rata as possible in
proportion to the respective amounts
of dividends and other distributions
accumulated but unpaid on the iMTP
Shares and each other Preferred
Shares on the relevant dividend
payment dates therefor.
      (iii)	For so long as any
iMTP Shares are Outstanding, the
Fund shall not: (x) declare or pay
any dividend or other distribution
(other than a dividend or distribution
paid in Common Shares) in respect
of the Common Shares, (y) call for
redemption, redeem, purchase or
otherwise acquire for consideration
any Common Shares, or (z) pay any
proceeds of the liquidation of the
Fund in respect of the Common
Shares, unless, in each case, (A)
immediately thereafter, the Fund
shall have 1940 Act Asset Coverage
after deducting the amount of such
dividend or distribution or
redemption or purchase price or
liquidation proceeds, (B) all
cumulative dividends and other
distributions on all iMTP Shares and
all other series of Preferred Shares
ranking on a parity with the iMTP
Shares due on or prior to the date of
the applicable dividend, distribution,
redemption, purchase or acquisition
shall have been declared and paid (or
shall have been declared and Deposit
Securities or sufficient funds (in
accordance with the terms of such
Preferred Shares) for the payment
thereof shall have been deposited
irrevocably with the Agent or such
other paying agent for such Preferred
Shares) and (C) the Fund shall have
deposited Deposit Securities
pursuant to and in accordance with
the requirements of Section
2.5(d)(iii) hereof with respect to
Outstanding iMTP Shares of a Series
to be redeemed pursuant to Section
2.5(a) or Section 2.5(b) hereof for
which a Notice of Redemption shall
have been given or shall have been
required to be given in accordance
with the terms hereof on or prior to
the date of the applicable dividend,
distribution, redemption, purchase or
acquisition.
      (iv)	Any dividend
payment made on iMTP Shares of a
Series shall first be credited against
the dividends and other distributions
accumulated with respect to the
earliest Dividend Period for such
Series of iMTP Shares for which
dividends and other distributions
have not been paid.
            (d)	Not later than 12:00 noon,
New York City time, on the Dividend Payment
Date for a Series of iMTP Shares, the Fund shall
deposit with the Agent Deposit Securities having an
aggregate Market Value on such date sufficient to
pay the dividends and other distributions that are
payable on such Dividend Payment Date in respect
of such Series of iMTP Shares. The Fund may
direct the Agent with respect to the investment or
reinvestment of any such Deposit Securities so
deposited prior to the Dividend Payment Date,
provided that such investment consists exclusively
of Deposit Securities and provided further that the
proceeds of any such investment will be available as
same day funds at the opening of business on such
Dividend Payment Date.
            (e)	All Deposit Securities
deposited with the Agent for the payment of
dividends or other distributions payable on a Series
of iMTP Shares shall be held in trust for the
payment of such dividends or other distributions by
the Agent for the benefit of the Holders of such
Series of iMTP Shares entitled to the payment of
such dividends or other distributions pursuant to
Section 2.2(f). Any moneys paid to the Agent in
accordance with the foregoing but not applied by
the Agent to the payment of dividends or other
distributions, including interest earned on such
moneys while so held, will, to the extent permitted
by law, be repaid to the Fund as soon as possible
after the date on which such moneys were to have
been so applied, upon request of the Fund.
            (f)	Dividends on iMTP Shares of
a Series shall be paid on each Dividend Payment
Date for such Series of iMTP Shares to the Holders
of shares of such Series of iMTP Shares as their
names appear on the registration books of the Fund
at the close of business on the day immediately
preceding such Dividend Payment Date (or, if such
day is not a Business Day, the next preceding
Business Day). Dividends in arrears on iMTP
Shares of a Series for any past Dividend Period may
be declared and paid at any time, without reference
to any regular Dividend Payment Date, to the
Holders of shares of such Series of iMTP Shares as
their names appear on the registration books of the
Fund on such date, not exceeding fifteen (15)
calendar days preceding the payment date thereof,
as may be fixed by the Board of Trustees. No
interest or sum of money in lieu of interest will be
payable in respect of any dividend payment or
payments on iMTP Shares of a Series which are in
arrears.
            (g)	(i) 	The Dividend Rate on
a Series of iMTP Shares shall be adjusted to the
Increased Rate for each Increased Rate Period (as
hereinafter defined). Subject to the cure provisions
of Section 2.2(g)(iii), a Rate Period with respect to a
Series of iMTP Shares shall be deemed to be an
"Increased Rate Period" if, on the first day of such
Rate Period, (A) the Fund has failed to deposit with
the Agent by 12:00 noon, New York City time, on a
Dividend Payment Date for such Series of iMTP
Shares, Deposit Securities that will provide funds
available to the Agent on such Dividend Payment
Date sufficient to pay the full amount of any
dividend on such Series of iMTP Shares payable on
such Dividend Payment Date (a "Dividend
Default") and such Dividend Default has not ended
as contemplated by Section 2.2(g)(ii); (B) the Fund
has failed to deposit with the Agent by 12:00 noon,
New York City time, on an applicable Redemption
Date for such Series of iMTP Shares, Deposit
Securities that will provide funds available to the
Agent on such Redemption Date sufficient to pay
the full amount of the Redemption Price payable in
respect of such Series of iMTP Shares on such
Redemption Date (a "Redemption Default") and
such Redemption Default has not ended as
contemplated by Section 2.2(g)(ii); (C) (x) any
Rating Agency has withdrawn the credit rating
required to be maintained with respect to such
Series of iMTP Shares pursuant to Section 2.7 other
than due to the Rating Agency ceasing to rate tax-
exempt closed-end management investment
companies generally and such withdrawal is
continuing or (y) the Board of Trustees has
terminated the designation of a Rating Agency
without complying with the requirements of Section
2.7 and the iMTP Shares of such Series of iMTP
Shares are not then rated by at least two Rating
Agencies in accordance with Section 2.7; or (D) (i)
a court or other applicable governmental authority
has made a final determination that for U.S. federal
income tax purposes the iMTP Shares do not
qualify as equity in the Fund and (ii) such
determination results from an act or failure to act on
the part of the Fund (a "Tax Event").  For the
avoidance of doubt, no determination by any court
or other applicable governmental authority that
requires the Fund to make an Additional Amount
Payment in respect of a Taxable Allocation shall be
deemed to be a Tax Event hereunder.
      (ii)	Subject to the cure
provisions of Section 2.2(g)(iii), a
Dividend Default or a Redemption
Default on a Series of iMTP Shares
shall end on the Business Day on
which, by 12:00 noon, New York
City time, Deposit Securities that
will provide an aggregate amount of
same-day funds equal to all unpaid
dividends on such Series of iMTP
Shares and any unpaid Redemption
Price on such Series of iMTP Shares
shall have been deposited
irrevocably in trust with the Agent.
      (iii)	No Increased Rate
Period for a Series of iMTP Shares
with respect to any Dividend Default
or Redemption Default on such
Series of iMTP Shares shall be
deemed to have commenced if the
amount of any dividend or any
Redemption Price due in respect of
such Series of iMTP Shares is
deposited irrevocably in trust, in
same-day funds, with the Agent by
12:00 noon, New York City time, on
a Business Day that is not later than
three (3) Business Days after the
applicable Dividend Payment Date
or Redemption Date for such Series
of iMTP Shares with respect to
which such Default occurred,
together with an amount equal to the
Increased Rate on such Series of
iMTP Shares applied to the
aggregate Liquidation Preference of
and for the period of such non-
payment on the shares of such Series
of iMTP Shares, determined as
provided in Section 2.2(a).
            (h)	Reporting of Dividend Rate.
With respect to any Outstanding Series of iMTP
Shares, the Agent shall calculate, in accordance
with the terms hereof, the applicable Dividend Rate
for such Series of iMTP Shares for each Rate Period
(or portion thereof) in a Dividend Period and shall
provide notice thereof by Electronic Means to the
Fund by 5:00 p.m. (New York City time) on each
Rate Determination Date. Such notice shall set forth
the Index Rate and the Applicable Spread (which
may be the Applicable Spread for the Increased
Rate, if applicable, subject to the Fund's
compliance with the penultimate sentence of this
Section 2.2(h)) used in connection with the
calculation of the Dividend Rate for such Series of
iMTP Shares for each such Rate Period. In the event
that an Increased Rate Period is in effect for any
Rate Period for an Outstanding Series of iMTP
Shares (or the Increased Rate is otherwise in effect
for any portion of a Rate Period), the Fund will, as
soon as practicable, (i) make public disclosure via
press release of the effectiveness of the Increased
Rate for such Increased Rate Period (or portion of a
Rate Period) and (ii) provide notice thereof by
Electronic Means to the Agent. Such public
disclosure and notification to the Agent will
constitute the Fund's sole obligation with respect to
notification to any Person concerning the
effectiveness of the Increased Rate for any
Increased Rate Period (or portion of a Rate Period).
      2.3	Liquidation Rights.
            (a)	In the event of any
liquidation, dissolution or winding up of the affairs
of the Fund, whether voluntary or involuntary, the
Holders of iMTP Shares shall be entitled to receive
out of the assets of the Fund available for
distribution to shareholders, after satisfying claims
of creditors but before any distribution or payment
shall be made in respect of the Common Shares, a
liquidation distribution equal to the Liquidation
Preference for such shares, plus an amount equal to
all unpaid dividends and other distributions on such
shares accumulated to (but excluding) the date fixed
for such distribution or payment on such shares
(whether or not earned or declared by the Fund, but
without interest thereon), and such Holders shall be
entitled to no further participation in any
distribution or payment in connection with any such
liquidation, dissolution or winding up.
            (b)	If, upon any liquidation,
dissolution or winding up of the affairs of the Fund,
whether voluntary or involuntary, the assets of the
Fund available for distribution among the Holders
of all Outstanding iMTP Shares and any other
outstanding Preferred Shares shall be insufficient to
permit the payment in full to such Holders of the
Liquidation Preference of such iMTP Shares plus
accumulated and unpaid dividends and other
distributions on such shares as provided in Section
2.3(a) above and the amounts due upon liquidation
with respect to such other Preferred Shares, then
such available assets shall be distributed among the
Holders of such iMTP Shares and such other
Preferred Shares ratably in proportion to the
respective preferential liquidation amounts to which
they are entitled. In connection with any liquidation,
dissolution or winding up of the affairs of the Fund,
whether voluntary or involuntary, unless and until
the Liquidation Preference on each Outstanding
iMTP Share plus accumulated and unpaid dividends
and other distributions on such shares as provided in
Section 2.3(a) above have been paid in full to the
Holders of such shares, no dividends, distributions
or other payments will be made on, and no
redemption, purchase or other acquisition by the
Fund will be made by the Fund in respect of, the
Common Shares.
            (c)	Neither the sale of all or
substantially all of the property or business of the
Fund, nor the merger, consolidation or
reorganization of the Fund into or with any other
business or statutory trust, corporation or other
entity, nor the merger, consolidation or
reorganization of any other business or statutory
trust, corporation or other entity into or with the
Fund shall be a dissolution, liquidation or winding
up, whether voluntary or involuntary, for the
purpose of this Section 2.3.
      2.4	Coverage & Leverage Tests.
            (a)	Asset Coverage Requirement.
For so long as any iMTP Shares of a Series are
Outstanding, the Fund shall have Asset Coverage of
at least 225% as of the close of business on each
Business Day. If the Fund shall fail to maintain such
Asset Coverage as of any time as of which such
compliance is required to be determined as
aforesaid, the provisions of Section 2.5(b)(i) shall
be applicable, which provisions to the extent
complied with shall constitute the sole remedy for
the Fund's failure to comply with the provisions of
this Section 2.4(a).
            (b)	Calculation of Asset
Coverage. For purposes of determining whether the
requirements of Section 2.4(a) are satisfied, (i) no
iMTP Shares of a Series or other Preferred Shares
shall be deemed to be Outstanding for purposes of
any computation required by Section 2.4(a) if, prior
to or concurrently with such determination,
sufficient Deposit Securities or other sufficient
funds (in accordance with the terms of such Series
of iMTP Shares or other Preferred Shares) to pay
the full redemption price for such Series of iMTP
Shares or other Preferred Shares (or the portion
thereof to be redeemed) shall have been deposited
in trust with the Agent or the paying agent for such
Series of iMTP Shares or other Preferred Shares and
the requisite notice of redemption for such Series of
iMTP Shares or other Preferred Shares (or the
portion thereof to be redeemed) shall have been
given, and (ii) the Deposit Securities or other funds
that shall have been so deposited with the applicable
paying agent shall not be included as assets of the
Fund for purposes of such computation.
            (c)	Effective Leverage Ratio
Requirement. For so long as iMTP Shares of a
Series are Outstanding, the Effective Leverage
Ratio shall not exceed 45% (or 46% solely by
reason of fluctuations in the Market Value of the
Fund's portfolio securities) as of the close of
business on any Business Day. If the Effective
Leverage Ratio shall exceed the applicable
percentage provided in the preceding sentence as of
any time as of which such compliance is required to
be determined as aforesaid, the provisions of
Section 2.5(b)(ii) shall be applicable, which
provisions to the extent complied with shall
constitute the sole remedy for the Fund's failure to
comply with the provisions of this Section 2.4(c).
            (d)	Calculation of Effective
Leverage Ratio. For purposes of determining
whether the requirements of Section 2.4(c) are
satisfied, the "Effective Leverage Ratio" on any
date shall mean the quotient of:
      (i)	The sum of (A) the
aggregate liquidation preference of
the Fund's "senior securities" (as
that term is defined in the 1940 Act)
that are stock for purposes of the
1940 Act, plus any accumulated but
unpaid dividends thereon, excluding,
without duplication, (1) any such
senior securities for which the Fund
has issued a notice of redemption
and either has delivered Deposit
Securities or sufficient funds (in
accordance with the terms of such
senior securities) to the Agent or the
paying agent for such senior
securities or otherwise has adequate
Deposit Securities or sufficient funds
on hand for the purpose of such
redemption and (2) any such senior
securities that are to be redeemed
with net proceeds from the sale of
the iMTP Shares, for which the Fund
has delivered Deposit Securities or
sufficient funds (in accordance with
the terms of such senior securities) to
the Agent or the paying agent for
such senior securities or otherwise
has adequate Deposit Securities or
sufficient funds on hand for the
purpose of such redemption; (B) the
aggregate principal amount of the
Fund's "senior securities
representing indebtedness" (as that
term is defined in the 1940 Act), plus
any accrued but unpaid interest
thereon; and (C) the aggregate
principal amount of floating rate
securities not owned by the Fund that
correspond to the associated inverse
floating rate securities owned by the
Fund; divided by
      (ii)	The sum of (A) the
Market Value of the Fund's total
assets (including amounts
attributable to senior securities, but
excluding any assets consisting of
Deposit Securities or funds referred
to in clauses (A)(1) and (A)(2) of
Section 2.4(d)(i) above), less the
amount of the Fund's accrued
liabilities (other than liabilities for
the aggregate principal amount of
senior securities representing
indebtedness, including floating rate
securities), and (B) the aggregate
principal amount of floating rate
securities not owned by the Fund that
correspond to the associated inverse
floating rate securities owned by the
Fund.
      2.5	Redemption. Each Series of iMTP
Shares shall be subject to redemption by the Fund
as provided below:
            (a)	Term Redemption. The Fund
shall redeem all iMTP Shares of a Series on the
Term Redemption Date for such Series of iMTP
Shares, at a price per share equal to the Liquidation
Preference per share of such Series of iMTP Shares
plus an amount equal to all unpaid dividends and
other distributions on such share of such Series of
iMTP Shares accumulated from and including the
Date of Original Issue to (but excluding) the Term
Redemption Date for such Series of iMTP Shares
(whether or not earned or declared by the Fund, but
excluding interest thereon) (the "Term Redemption
Price").
            (b)	Asset Coverage and Effective
Leverage Ratio Mandatory Redemption.
      (i)	Asset Coverage
Mandatory Redemption. (A) If the
Fund fails to comply with the Asset
Coverage requirement as provided in
Section 2.4(a) as of any time as of
which such compliance is required to
be determined in accordance with
Section 2.4(a) and such failure is not
cured as of the Asset Coverage Cure
Date other than as a result of the
redemption required by this Section
2.5(b)(i), the Fund shall, to the extent
permitted by the 1940 Act and
Massachusetts law, by the close of
business on the Business Day next
following such Asset Coverage Cure
Date, cause a notice of redemption to
be issued in accordance with the
terms of those Preferred Shares to be
redeemed pursuant to this Section
2.5(b)(i).  In addition, in accordance
with the terms of the Preferred
Shares to be redeemed, the Fund
shall cause to be deposited Deposit
Securities or other sufficient funds in
trust with the Agent or other
applicable paying agent, for the
redemption of a sufficient number of
Preferred Shares, which at the
Fund's sole option (to the extent
permitted by the 1940 Act and
Massachusetts law) may include any
number or proportion of iMTP
Shares of a Series, to enable it to
meet the requirements of
Section 2.5(b)(i)(B). In the event that
any iMTP Shares of a Series then
Outstanding are to be redeemed
pursuant to this Section 2.5(b)(i), the
Fund shall redeem such shares at a
price per share equal to the
Liquidation Preference per share of
such Series of iMTP Shares plus an
amount equal to all unpaid dividends
and other distributions on such share
of such Series of iMTP Shares
accumulated from and including the
Date of Original Issue to (but
excluding) the date fixed for such
redemption by the Board of Trustees
(whether or not earned or declared
by the Fund, but excluding interest
thereon) (the "Mandatory
Redemption Price").
      (B)	On the
Redemption Date for a
redemption contemplated by
Section 2.5(b)(i)(A), the
Fund shall redeem at the
Mandatory Redemption
Price, out of funds legally
available therefor, such
number of Preferred Shares
(which may include at the
sole option of the Fund any
number or proportion of
iMTP Shares of a Series) as
shall be equal to the lesser of
(x) the minimum number of
Preferred Shares, the
redemption of which, if
deemed to have occurred
immediately prior to the
opening of business on the
Asset Coverage Cure Date,
would result in the Fund
having Asset Coverage on
such Asset Coverage Cure
Date of at least 225%
(provided, however, that if
there is no such minimum
number of iMTP Shares and
other Preferred Shares the
redemption or retirement of
which would have such
result, all iMTP Shares and
other Preferred Shares then
outstanding shall be
redeemed), and (y) the
maximum number of
Preferred Shares that can be
redeemed out of funds
expected to be legally
available therefor in
accordance with the
Declaration, the By-laws and
applicable law.
Notwithstanding the
foregoing, in the event that
Preferred Shares are
redeemed pursuant to this
Section 2.5(b)(i), the Fund
may at its sole option, but is
not required to, redeem a
sufficient number of iMTP
Shares of a Series pursuant to
this Section 2.5(b)(i) that,
when aggregated with other
Preferred Shares redeemed
by the Fund, would result, if
deemed to have occurred
immediately prior to the
opening of business on the
Asset Coverage Cure Date, in
the Fund having Asset
Coverage on such Asset
Coverage Cure Date of up to
and including 250%. The
Fund shall effect such
redemption on the date fixed
by the Fund therefor, which
date shall not be later than
thirty (30) calendar days after
such Asset Coverage Cure
Date, except that if the Fund
does not have funds legally
available for the redemption
of all of the required number
of iMTP Shares and other
Preferred Shares which have
been designated to be
redeemed or the Fund
otherwise is unable to effect
such redemption on or prior
to thirty (30) calendar days
after such Asset Coverage
Cure Date, the Fund shall
redeem those iMTP Shares
and other Preferred Shares
which it was unable to
redeem on the earliest
practicable date on which it is
able to effect such
redemption. If fewer than all
of the Outstanding iMTP
Shares of a Series are to be
redeemed pursuant to this
Section 2.5(b)(i), the number
of iMTP Shares of such
Series of iMTP Shares to be
redeemed from the respective
Holders shall be determined
(A) pro rata among the
Outstanding shares of such
Series of iMTP Shares, (B)
by lot or (C) in such other
manner as the Board of
Trustees may determine to be
fair and equitable and that is
in accordance with the 1940
Act; provided, in each such
case, that such method of
redemption as set forth in this
Section 2.5(b)(i)(B) shall be
subject to any applicable
procedures established by the
Securities Depository.
      (ii)	Effective Leverage
Ratio Mandatory Redemption. (A) If
the Fund fails to comply with the
Effective Leverage Ratio
requirement as provided in Section
2.4(c) as of any time as of which
such compliance is required to be
determined in accordance with
Section 2.4(c) and such failure is not
cured as of the close of business on
the date that is seven Business Days
following the Business Day on
which such non-compliance is first
determined (the "Effective Leverage
Ratio Cure Date") other than as a
result of the redemption or other
transactions required by this
Section 2.5(b)(ii), the Fund shall
cause the Effective Leverage Ratio
(determined in accordance with the
requirements applicable to the
determination of the Effective
Leverage Ratio under this
Amendment and under the Appendix
for any applicable Series of iMTP
Shares in respect of which the
Effective Leverage Ratio is being
determined) to not exceed the
Effective Leverage Ratio required
under Section 2.4(c) (without giving
effect to the parenthetical provision
in the first sentence of Section
2.4(c)) as so determined by (x) not
later than the close of business on the
Business Day next following the
Effective Leverage Ratio Cure Date,
engaging in transactions involving or
relating to the floating rate securities
not owned by the Fund and/or the
inverse floating rate securities owned
by the Fund, including the purchase,
sale or retirement thereof, (y) to the
extent permitted by the 1940 Act and
Massachusetts law, not later than the
close of business on the Business
Day next following the Effective
Leverage Ratio Cure Date, causing
notices of redemption to be issued,
and causing to be deposited Deposit
Securities or other sufficient funds in
trust with the Agent or other
applicable paying agent, in each case
in accordance with the terms of the
Preferred Shares to be redeemed, for
the redemption of a sufficient
number of Preferred Shares, which at
the Fund's sole option (to the extent
permitted by the 1940 Act and
Massachusetts law) may include any
number or proportion of iMTP
Shares of a Series, or (z) engaging in
any combination of the actions
contemplated by clauses (x) and (y)
of this Section 2.5(b)(ii)(A). In the
event that any iMTP Shares of a
Series are to be redeemed pursuant to
clause (y) of this
Section 2.5(b)(ii)(A), the Fund shall
redeem such iMTP Shares at a price
per iMTP Share equal to the
Mandatory Redemption Price.
      (B)	On the
Redemption Date for a
redemption contemplated by
clause (y) of Section
2.5(b)(ii)(A), the Fund shall
not redeem more than the
maximum number of
Preferred Shares that can be
redeemed out of funds
expected to be legally
available therefor in
accordance with the
Declaration, the By-laws and
applicable law. If the Fund is
unable to redeem the required
number of iMTP Shares and
other Preferred Shares which
have been designated to be
redeemed in accordance with
clause (y) of Section
2.5(b)(ii)(A) due to the
unavailability of legally
available funds, the Fund
shall redeem those iMTP
Shares and other Preferred
Shares which it was unable to
redeem on the earliest
practicable date on which it is
able to effect such
redemption. If fewer than all
of the Outstanding iMTP
Shares of a Series are to be
redeemed pursuant to clause
(y) of Section 2.5(b)(ii)(A),
the number of iMTP Shares
of such Series of iMTP
Shares to be redeemed shall
be redeemed (A) pro rata
among the Outstanding
shares of such Series of
iMTP Shares, (B) by lot or
(C) in such other manner as
the Board of Trustees may
determine to be fair and
equitable and that is in
accordance with the 1940
Act; provided, in each such
case, that such method of
redemption as set forth in this
Section 2.5(b)(ii)(B) shall be
subject to any applicable
procedures established by the
Securities Depository.
            (c)	Optional Redemption.
      (i)	Subject to the
provisions of Section 2.5(c)(ii), the
Fund may at its option on any
Business Day following the
expiration of the Non-Call Period for
a Series of iMTP Shares (any such
Business Day referred to above in
this sentence, an "Optional
Redemption Date") redeem in whole
or from time to time in part the
Outstanding iMTP Shares of a
Series, at a redemption price per
iMTP Share (the "Optional
Redemption Price") equal to (x) the
Liquidation Preference per iMTP
Share of such Series of iMTP Shares
plus (y) an amount equal to all
unpaid dividends and other
distributions on such iMTP Share of
such Series of iMTP Shares
accumulated from and including the
Date of Original Issue to (but
excluding) the Optional Redemption
Date (whether or not earned or
declared by the Fund, but without
interest thereon) plus (z) the
Optional Redemption Premium per
share (if any) that is applicable to an
optional redemption of iMTP Shares
of such Series of iMTP Shares that is
effected on such Optional
Redemption Date as set forth in the
Appendix relating to such Series of
iMTP Shares.
      (ii)	If fewer than all of the
outstanding iMTP Shares of a Series
are to be redeemed pursuant to
Section 2.5(c)(i), the shares of such
Series of iMTP Shares to be
redeemed shall be selected either (A)
pro rata among such Series of iMTP
Shares, (B) by lot or (C) in such
other manner as the Board of
Trustees may determine to be fair
and equitable and that is in
accordance with the 1940 Act.
Subject to the provisions of this
Amendment and applicable law, the
Board of Trustees will have the full
power and authority to prescribe the
terms and conditions upon which
iMTP Shares will be redeemed
pursuant to this Section 2.5(c) from
time to time.
      (iii)	The Fund may not on
any date deliver a Notice of
Redemption pursuant to Section
2.5(d) in respect of a redemption
contemplated to be effected pursuant
to this Section 2.5(c) unless on such
date the Fund has available Deposit
Securities for the Optional
Redemption Date contemplated by
such Notice of Redemption having a
Market Value not less than the
aggregate Optional Redemption
Price due to all Holders of iMTP
Shares to be redeemed pursuant to
Section 2.5(c)(i).
      (iv)	For the avoidance of
doubt, any iMTP Shares redeemed at
the sole option of the Fund pursuant
to the second sentence of Section
2.5(b)(i)(B) in excess of the
minimum number of Preferred
Shares the redemption of which, if
deemed to have occurred
immediately prior to the opening of
business on the Asset Coverage Cure
Date, would result in the Fund
having Asset Coverage on such
Asset Coverage Cure Date of at least
225% but not greater than 250%: (A)
will not be subject to any Optional
Redemption Premium and (B) may
be redeemed during the Non-Call
Period.
            (d)	Procedures for Redemption.
      (i)	If the Fund shall
determine to redeem, in whole or in
part, iMTP Shares of a Series
pursuant to Section 2.5(c), the Fund
shall deliver a preliminary notice of
redemption (the "Preliminary Notice
of Redemption"), by overnight
delivery, by first class mail, postage
prepaid or by Electronic Means to
Holders thereof, or request the
Agent, on behalf of the Fund, to
promptly do so by overnight
delivery, by first class mail, postage
prepaid or by Electronic Means. A
Preliminary Notice of Redemption
shall be provided not more than
forty-five (45) calendar days prior to
the anticipated optional redemption
date specified in such Preliminary
Notice of Redemption. Each such
Preliminary Notice of Redemption
shall state: (A) the date on which the
optional redemption is anticipated to
occur; (B) the Series and number of
iMTP Shares expected to be
redeemed; (C) the CUSIP number
for iMTP Shares of such Series of
iMTP Shares; and (D) the provisions
of this Amendment under which
such redemption is expected to be
made. If fewer than all iMTP Shares
held by any Holder are expected to
be redeemed, the Preliminary Notice
of Redemption delivered to such
Holder shall also specify the number
of iMTP Shares expected to be
redeemed from such Holder and/or
the method of determining such
number. The Fund may provide in
any Preliminary Notice of
Redemption relating to an optional
redemption contemplated to be
effected pursuant to Section 2.5(c) of
this Amendment that such
redemption is subject to one or more
conditions precedent and that the
Fund shall not be required to effect
such redemption unless each such
condition has been satisfied at the
time or times and in the manner
specified in such Preliminary Notice
of Redemption. No defect in the
Preliminary Notice of Redemption or
delivery thereof shall affect the
validity of redemption proceedings,
except as required by applicable law.
      (ii)	If the Fund shall
determine or be required to redeem,
in whole or in part, iMTP Shares of a
Series pursuant to Section 2.5(a), (b)
or (c), the Fund shall deliver a notice
of redemption (the "Notice of
Redemption") with respect to any
redemption pursuant to Section
2.5(a), (b) or (c), by overnight
delivery, by first class mail, postage
prepaid or by Electronic Means to
Holders thereof, or request the
Agent, on behalf of the Fund, to
promptly do so by overnight
delivery, by first class mail, postage
prepaid or by Electronic Means. A
Notice of Redemption shall be
provided not more than forty-five
(45) calendar days and not less than
ten (10) calendar days prior to the
date fixed for redemption pursuant to
Section 2.5(a), (b) or (c) in such
Notice of Redemption (the
"Redemption Date"). Each such
Notice of Redemption shall state:
(A) the Redemption Date; (B) the
Series and number of iMTP Shares
to be redeemed; (C) the CUSIP
number for iMTP Shares of such
Series of iMTP Shares; (D) the
applicable Redemption Price on a
per share basis; (E) if applicable, the
place or places where the
certificate(s) for such shares
(properly endorsed or assigned for
transfer, if the Board of Trustees
requires and the Notice of
Redemption states) are to be
surrendered for payment of the
Redemption Price; (F) that dividends
on the iMTP Shares to be redeemed
will cease to accumulate from and
after such Redemption Date; and (G)
the provisions of this Amendment
under which such redemption is
made. If fewer than all iMTP Shares
held by any Holder are to be
redeemed, the Notice of Redemption
delivered to such Holder shall also
specify the number of iMTP Shares
to be redeemed from such Holder
and/or the method of determining
such number. The Fund may provide
in any Notice of Redemption relating
to an optional redemption
contemplated to be effected pursuant
to Section 2.5(c) of this Amendment
that such redemption is subject to
one or more conditions precedent
and that the Fund shall not be
required to effect such redemption
unless each such condition has been
satisfied at the time or times and in
the manner specified in such Notice
of Redemption. No defect in the
Notice of Redemption or delivery
thereof shall affect the validity of
redemption proceedings, except as
required by applicable law.
      (iii)	If the Fund shall give
a Notice of Redemption, then at any
time from and after the giving of
such Notice of Redemption and prior
to 12:00 noon, New York City time,
on the Redemption Date (so long as
any conditions precedent to such
redemption have been met or waived
by the Fund), the Fund shall (A)
deposit with the Agent Deposit
Securities having an aggregate
Market Value on the date thereof no
less than the Redemption Price of the
iMTP Shares to be redeemed on the
Redemption Date and (B) give the
Agent irrevocable instructions and
authority to pay the applicable
Redemption Price to the Holders of
the iMTP Shares called for
redemption on the Redemption Date.
The Fund may direct the Agent with
respect to the investment of any
Deposit Securities consisting of cash
so deposited prior to the Redemption
Date, provided that the proceeds of
any such investment shall be
available at the opening of business
on the Redemption Date as same day
funds. Notwithstanding the
provisions of clause (A) of the
preceding sentence, if the
Redemption Date is the Term
Redemption Date, then such deposit
of Deposit Securities (which may
come in whole or in part from the
Term Redemption Liquidity
Account) shall be made no later than
fifteen (15) calendar days prior to the
Term Redemption Date.
      (iv)	Upon the date of the
deposit of such Deposit Securities,
all rights of the Holders of the iMTP
Shares so called for redemption shall
cease and terminate except the right
of the Holders thereof to receive the
Redemption Price thereof and such
iMTP Shares shall no longer be
deemed Outstanding for any purpose
whatsoever (other than (A) the
transfer thereof prior to the
applicable date of redemption of the
iMTP Shares and (B) the
accumulation of dividends and other
distributions thereon in accordance
with the terms hereof up to (but
excluding) such applicable date of
redemption, which accumulated
dividends and other distributions,
unless previously declared and paid
as contemplated by the last sentence
of Section 2.5(d)(vii) below, shall be
payable only as part of the applicable
Redemption Price on the date of
redemption of the iMTP Shares). The
Fund shall be entitled to receive,
promptly after the date of
redemption of the iMTP Shares, any
Deposit Securities in excess of the
aggregate Redemption Price of the
iMTP Shares called for redemption
on the Redemption Date. Any
Deposit Securities so deposited that
are unclaimed at the end of three
hundred and sixty five (365)
calendar days from the date of
redemption of the iMTP Shares shall,
to the extent permitted by law, be
repaid to the Fund upon receipt by
the Agent of a written instruction
from the Fund therefor, after which
the Holders of the iMTP Shares so
called for redemption shall look only
to the Fund for payment of the
Redemption Price thereof. The Fund
shall be entitled to receive, from time
to time after the Redemption Date,
any interest on the Deposit Securities
so deposited.
      (v)	On or after the
Redemption Date, each Holder of
iMTP Shares in certificated form (if
any) that are subject to redemption
shall surrender the certificate(s)
evidencing such iMTP Shares to the
Fund at the place designated in the
Notice of Redemption and shall then
be entitled to receive the Redemption
Price for such iMTP Shares, without
interest, and in the case of a
redemption of fewer than all the
iMTP Shares represented by such
certificate(s), a new certificate
representing the iMTP Shares that
were not redeemed.
      (vi)	Notwithstanding the
other provisions of this Section 2.5,
except as otherwise required by law,
(A) the Fund shall not redeem any
iMTP Shares or other series of
Preferred Shares unless all
accumulated and unpaid dividends
and other distributions on all
Outstanding iMTP Shares and shares
of other series of Preferred Shares
for all applicable past dividend
periods (whether or not earned or
declared by the Fund) (x) shall have
been or are contemporaneously paid
or (y) shall have been or are
contemporaneously declared and
Deposit Securities or sufficient funds
(in accordance with the terms of such
Preferred Shares for the payment of
such dividends and other
distributions) shall have been or are
contemporaneously deposited with
the Agent or other applicable paying
agent for such Preferred Shares in
accordance with the terms of such
Preferred Shares and (B) if, as of the
Redemption Date for a Series of
iMTP Shares, any redemption
required with respect to any other
outstanding Preferred Shares
(including shares of other Series of
iMTP Shares) ranking on a parity
with such Series of iMTP Shares (x)
shall not have been made on the
redemption date therefor or is not
contemporaneously made on the
Redemption Date or (y) shall not
have been or is not
contemporaneously noticed and
Deposit Securities or sufficient funds
or securities (in accordance with the
terms of such iMTP Shares or other
Preferred Shares) for the payment of
such redemption shall not have been
or are not contemporaneously
deposited with the Agent or other
applicable paying agent for such
other iMTP Shares or other Preferred
Shares in accordance with the terms
of such other iMTP Shares or other
Preferred Shares, then any
redemption required hereunder shall
be made as nearly as possible on a
pro rata basis with all other Preferred
Shares then required to be redeemed
(or in respect of which securities or
funds for redemption are required to
be deposited) in accordance with the
terms of such Preferred Shares, and
the number of shares of such Series
of iMTP Shares to be redeemed from
the respective Holders shall be
determined pro rata among the
Outstanding shares of such Series of
iMTP Shares or in such other manner
as the Board of Trustees may
determine to be fair and equitable
and that is in accordance with the
1940 Act; provided, in each such
case, that such method of redemption
as set forth in this Section
2.5(d)(vi)(B) shall be subject to any
applicable procedures established by
the Securities Depository, and
provided further, however, that the
foregoing shall not prevent the
purchase or acquisition of
Outstanding iMTP Shares pursuant
to an otherwise lawful purchase or
exchange offer made on the same
terms to Holders of all Outstanding
iMTP Shares and any other series of
Preferred Shares for which all
accumulated and unpaid dividends
and other distributions have not been
paid or for which required
redemptions have not been made.
      (vii)	To the extent that any
redemption for which Notice of
Redemption has been provided is not
made by reason of the absence of
legally available funds therefor in
accordance with the Declaration, the
By-laws and applicable law, such
redemption shall be made as soon as
practicable and, if applicable, in
accordance with subparagraph (vi)
above, to the extent such funds
become available. In the case of any
redemption pursuant to Section
2.5(c), no Redemption Default shall
be deemed to have occurred if the
Fund shall fail to deposit in trust
with the Agent Deposit Securities
having an aggregate Market Value
on the date thereof of no less than the
Redemption Price with respect to
any shares where (1) the Notice of
Redemption relating to such
redemption provided that such
redemption was subject to one or
more conditions precedent and (2)
any such condition precedent shall
not have been satisfied at the time or
times and in the manner specified in
such Notice of Redemption.
Notwithstanding the fact that a
Preliminary Notice of Redemption or
Notice of Redemption has been
provided with respect to any iMTP
Shares, dividends shall be declared
and paid on such iMTP Shares in
accordance with their terms
regardless of whether Deposit
Securities for the payment of the
Redemption Price of such iMTP
Shares shall have been deposited in
trust with the Agent for that purpose.
      (viii)	Notwithstanding
anything to the contrary herein or in
any Preliminary Notice of
Redemption or Notice of
Redemption, if the Fund shall not
have redeemed iMTP Shares on the
applicable Redemption Date, the
Holders of the iMTP Shares subject
to redemption shall continue to be
entitled to (a) receive dividends on
such iMTP Shares accumulated at
the Dividend Rate for the period
from, and including, such
Redemption Date through, but
excluding, the date on which such
iMTP Shares are actually redeemed
and such dividends, to the extent
accumulated, but unpaid, during such
period (whether or not earned or
declared but without interest
thereon), together with any
Additional Amount Payment
applicable thereto, shall be included
in the Redemption Price for such
iMTP Shares and (b) transfer the
iMTP Shares prior to the date on
which such iMTP Shares are actually
redeemed, provided that all other
rights of Holders of such iMTP
Shares shall have terminated upon
the date of deposit of Deposit
Securities in accordance with and as
provided in Sections 2.5(d)(iii) and
2.5(d)(iv).
            (e)	Agent as Trustee of
Redemption Payments by Fund. All Deposit
Securities transferred to the Agent for payment of
the Redemption Price of iMTP Shares called for
redemption shall be held in trust by the Agent for
the benefit of Holders of iMTP Shares so to be
redeemed until paid to such Holders in accordance
with the terms hereof or returned to the Fund in
accordance with the provisions of Section 2.5(d)(iv)
above.
            (f)	Compliance With Applicable
Law. In effecting any redemption pursuant to this
Section 2.5, the Fund shall use its best efforts to
comply with all applicable conditions precedent to
effecting such redemption under the 1940 Act and
any applicable law, but shall effect no redemption
except in accordance with the 1940 Act and any
applicable law.
            (g)	Modification of Redemption
Procedures. Notwithstanding the foregoing
provisions of this Section 2.5, the Fund may, in its
sole discretion and without a shareholder vote,
modify the procedures set forth above with respect
to notification of redemption for the iMTP Shares
(other than the ten-calendar-day minimum notice
period set forth in Section 2.5(d)(ii)), provided that
such modification does not materially and adversely
affect the Holders of the iMTP Shares or cause the
Fund to violate any applicable law, rule or
regulation; and provided further that no such
modification shall in any way alter the rights or
obligations of the Agent without its prior consent.
      2.6	Voting Rights.
            (a)	One Vote Per iMTP Share.
Except as otherwise provided in the Declaration or
as otherwise required by law, (i) each Holder of
iMTP Shares shall be entitled to one vote for each
iMTP Share held by such Holder on each matter
submitted to a vote of shareholders of the Fund, and
(ii) the holders of outstanding Preferred Shares,
including Outstanding iMTP Shares, and Common
Shares shall vote together as a single class;
provided, however, that the holders of outstanding
Preferred Shares, including Outstanding iMTP
Shares, shall be entitled, as a class, to the exclusion
of the Holders of all other securities and Common
Shares of the Fund, to elect two trustees of the Fund
at all times.  Two of the existing trustees as of the
date of this Amendment will be designated by the
trustees as of that date as the initial trustees elected
by the holders of the outstanding Preferred Shares.
Subject to Section 2.6(b), the Holders of
outstanding Common Shares and Preferred Shares,
including iMTP Shares, voting together as a single
class, shall elect the balance of the trustees.
            (b)	Voting For Additional
Trustees.
      (i)	Voting Period. During
any period in which any one or more
of the conditions described in clauses
(A) or (B) of this Section 2.6(b)(i)
shall exist (such period being
referred to herein as a "Voting
Period"), the number of trustees
constituting the Board of Trustees
shall be automatically increased by
the smallest number that, when
added to the two trustees elected
exclusively by the Holders of
Preferred Shares, including iMTP
Shares, would constitute a majority
of the Board of Trustees as so
increased by such smallest number;
and the Holders of Preferred Shares,
including iMTP Shares, shall be
entitled, voting as a class on a one-
vote-per-share basis (to the exclusion
of the Holders of all other securities
and classes of capital stock of the
Fund), to elect such smallest number
of additional trustees, together with
the two trustees that such Holders are
in any event entitled to elect. A
Voting Period shall commence:
      (A)	if, at the close
of business on any dividend
payment date for any
outstanding Preferred Shares
including any Outstanding
iMTP Shares, accumulated
dividends (whether or not
earned or declared) on such
outstanding Preferred Shares
equal to at least two (2) full
years' dividends shall be due
and unpaid and sufficient
cash or specified securities
shall not have been deposited
with the Agent or other
applicable paying agent for
the payment of such
accumulated dividends; or
      (B)	if at any time
Holders of Preferred Shares
are otherwise entitled under
the 1940 Act to elect a
majority of the Board of
Trustees.
            A Voting Period shall terminate
upon all of the foregoing conditions ceasing to
exist. Upon the termination of a Voting Period, the
voting rights described in this Section  2.6(b)(i)
shall cease, subject always, however, to the
revesting of such voting rights in the Holders of
Preferred Shares upon the further occurrence of any
of the events described in this Section 2.6(b)(i).
      (ii)	Notice of Special
Meeting. As soon as practicable after
the accrual of any right of the
Holders of Preferred Shares to elect
additional trustees as described in
Section 2.6(b)(i), the Fund shall call
a special meeting of such Holders
and notify the Agent and/or such
other Person as is specified in the
terms of such Preferred Shares to
receive notice and shall arrange to
deliver (i) by mailing or delivery by
Electronic Means or (ii) in such other
manner and by such other means as
are specified in the terms of such
Preferred Shares, a notice of such
special meeting to such Holders,
such meeting to be held not less than
ten (10) nor more than thirty (30)
calendar days after the date of the
delivery by Electronic Means or
mailing of such notice or the delivery
of such notice by such other means
as are described in clause (ii) above.
If the Fund fails to call such a special
meeting, it may be called at the
expense of the Fund by any such
Holder on like notice. The record
date for determining the Holders of
Preferred Shares entitled to notice of
and to vote at such special meeting
shall be the close of business on the
fifth (5th) Business Day preceding
the calendar day on which such
notice is mailed or otherwise
delivered. At any such special
meeting and at each meeting of
Holders of Preferred Shares held
during a Voting Period at which
trustees are to be elected, such
Holders voting together as a class (to
the exclusion of the Holders of all
other securities and classes of capital
stock of the Fund), shall be entitled
to elect the number of trustees
prescribed in Section 2.6(b)(i) on a
one-vote-per-share basis.
      (iii)	Terms of Office of
Existing Trustees. The terms of
office of the incumbent trustees of
the Fund at the time of a special
meeting of Holders of Preferred
Shares to elect additional trustees in
accordance with Section 2.6(b)(i)
shall not be affected by the election
at such meeting by the Holders of
iMTP Shares and such other Holders
of Preferred Shares of the number of
trustees that they are entitled to elect,
and the trustees so elected by the
Holders of iMTP Shares and such
other Holders of Preferred Shares,
together with the two (2) trustees
elected by the Holders of Preferred
Shares in accordance with
Section 2.6(a) hereof and the
remaining trustees elected by the
holders of the Common Shares and
Preferred Shares, shall constitute the
duly elected trustees of the Fund.
      (iv)	Terms of Office of
Certain Trustees to Terminate Upon
Termination of Voting Period.
Simultaneously with the termination
of a Voting Period, the terms of
office of the additional trustees
elected by the Holders of Preferred
Shares pursuant to Section 2.6(b)(i)
shall terminate, the remaining
trustees shall constitute the trustees
of the Fund and the voting rights of
the Holders of Preferred Shares to
elect additional trustees pursuant to
Section 2.6(b)(i) shall cease, subject
to the provisions of the last sentence
of Section 2.6(b)(i).
            (c)	Holders of iMTP Shares to
Vote on Certain Matters.
      (i)	Certain Amendments
Requiring Approval of iMTP Shares.
Except as otherwise permitted by the
terms of this Amendment, so long as
any iMTP Shares are Outstanding,
the Fund shall not, without the
affirmative vote or consent of the
Holders of at least a majority of the
iMTP Shares subject to this
Amendment Outstanding at the time,
voting together as a separate class,
amend, alter or repeal the provisions
of the Declaration or this
Amendment, whether by merger,
consolidation or otherwise, so as to
materially and adversely affect any
preference, right or power of such
iMTP Shares or the Holders thereof;
provided, however, that (i) a change
in the capitalization of the Fund in
accordance with Section 2.8 hereof
shall not be considered to materially
and adversely affect the rights and
preferences of the iMTP Shares and
(ii) a division of an iMTP Share shall
be deemed to materially and
adversely affect such preferences,
rights or powers only if the terms of
such division materially and
adversely affect the Holders of the
iMTP Shares. For purposes of the
foregoing, no matter shall be deemed
to materially and adversely affect
any preference, right or power of an
iMTP Share of any Series of iMTP
Shares or the Holder thereof unless
such matter (i) alters or abolishes any
preferential right of such iMTP
Share or (ii) creates, alters or
abolishes any right in respect of
redemption of such iMTP Share
(other than as a result of a division of
an iMTP Share). So long as any
iMTP Shares are Outstanding, the
Fund shall not, without the
affirmative vote or consent of at least
66 2/3% of the Holders of the iMTP
Shares Outstanding at the time,
voting as a separate class, file a
voluntary application for relief under
Federal bankruptcy law or any
similar application under state law
for so long as the Fund is solvent and
does not foresee becoming insolvent.
For the avoidance of doubt, no vote
of the holders of Common Shares
shall be required to amend, alter or
repeal the provisions of this
Amendment, including any
Appendix hereto.
      (ii)	1940 Act Matters.
Unless a higher percentage is
provided for in the Declaration, the
affirmative vote of the Holders of at
least "a majority of the outstanding
Preferred Shares" including iMTP
Shares Outstanding at the time,
voting as a separate class, shall be
required (A) to approve any
conversion of the Fund from a
closed-end to an open-end
investment company, (B) to approve
any plan of reorganization (as such
term is used in the 1940 Act)
adversely affecting such shares, or
(C) to approve any other action
requiring a vote of security holders
of the Fund under Section 13(a) of
the 1940 Act. For purposes of the
foregoing, the vote of a "majority of
the outstanding Preferred Shares"
means the vote at an annual or
special meeting duly called of (i)
sixty-seven percent (67%) or more of
such shares present at a meeting, if
the Holders of more than fifty
percent (50%) of such shares are
present or represented by proxy at
such meeting, or (ii) more than fifty
percent (50%) of such shares,
whichever is less.
      (iii)	Certain Amendments
Requiring Approval of Specific
Series of iMTP Shares. Except as
otherwise permitted by the terms of
this Amendment, so long as any
iMTP Shares of a Series are
Outstanding, the Fund shall not,
without the affirmative vote or
consent of the Holders of at least a
majority of the iMTP Shares of such
Series of iMTP Shares Outstanding
at the time, voting as a separate
class, amend, alter or repeal the
provisions of the Appendix relating
to such Series of iMTP Shares,
whether by merger, consolidation or
otherwise, so as to materially and
adversely affect any preference, right
or power set forth in such Appendix
of the iMTP Shares of such Series of
iMTP Shares or the Holders thereof;
provided, however, that (i) a change
in the capitalization of the Fund in
accordance with Section 2.8 hereof
shall not be considered to materially
and adversely affect the rights and
preferences of the iMTP Shares of
such Series of iMTP Shares and (ii) a
division of an iMTP Share shall be
deemed to materially and adversely
affect such preferences, rights or
powers only if the terms of such
division materially and adversely
affect the Holders of the iMTP
Shares of such Series of iMTP
Shares; and provided, further, that no
amendment, alteration or repeal of
(1) the obligation of the Fund to (x)
pay the Term Redemption Price on
the Term Redemption Date for a
Series of iMTP Shares, (y)
accumulate dividends at the
Dividend Rate (as set forth in this
Amendment and the applicable
Appendix hereto) for such Series of
iMTP Shares, or (z) pay the Optional
Redemption Premium (if any)
provided for in the Appendix for
such Series of iMTP Shares or (2)
the provisions of the Appendix for
such Series of iMTP Shares setting
forth the Liquidation Preference for
the iMTP Shares of such Series of
iMTP Shares shall be effected
without, in each case, the prior
unanimous vote or consent of the
Holders of such Series of iMTP
Shares. For purposes of the
foregoing, no matter shall be deemed
to materially and adversely affect
any preference, right or power of an
iMTP Share of a Series or the Holder
thereof unless such matter (i) alters
or abolishes any preferential right of
such iMTP Share or (ii) creates,
alters or abolishes any right in
respect of redemption of such iMTP
Share. For the avoidance of doubt,
no vote of the holders of Common
Shares shall be required to amend,
alter or repeal the provisions of this
Amendment, including any
Appendix hereto.
            (d)	Voting Rights Set Forth
Herein Are Sole Voting Rights. Unless otherwise
required by law or the Declaration, the Holders of
iMTP Shares shall not have any relative rights or
preferences or other special rights with respect to
voting such iMTP Shares other than those
specifically set forth in this Section 2.6.
            (e)	No Cumulative Voting. The
Holders of iMTP Shares shall have no rights to
cumulative voting.
            (f)	Voting for Trustees Sole
Remedy for Fund's Failure to Declare or Pay
Dividends. In the event that the Fund fails to declare
any dividends or pay any dividends on any Series of
iMTP Shares on the Dividend Payment Date
therefor, the exclusive remedy of the Holders of the
iMTP Shares shall be the right to vote for trustees
pursuant to the provisions of this Section 2.6.
Nothing in this Section 2.6(f) shall be deemed to
affect the obligation of the Fund to accumulate and,
if permitted by applicable law, the Declaration and
this Amendment, pay dividends at the Increased
Rate in the circumstances contemplated by Section
2.2(g) hereof.
            (g)	Holders Entitled to Vote. For
purposes of determining any rights of the Holders of
iMTP Shares to vote on any matter, whether such
right is created by this Amendment, by the
Declaration, by statute or otherwise, no Holder of
iMTP Shares shall be entitled to vote any iMTP
Share and no iMTP Share shall be deemed to be
"Outstanding" for the purpose of voting or
determining the number of shares required to
constitute a quorum if, prior to or concurrently with
the time of determination of shares entitled to vote
or the time of the actual vote on the matter, as the
case may be, the requisite Notice of Redemption
with respect to such iMTP Share shall have been
given in accordance with this Amendment and
Deposit Securities for the payment of the
Redemption Price of such iMTP Share shall have
been deposited in trust with the Agent for that
purpose. No iMTP Share held (legally or
beneficially) by the Fund shall have any voting
rights or be deemed to be outstanding for voting or
for calculating the voting percentage required on
any other matter or other purposes.
            (h)	Grant of Irrevocable Proxy.
To the fullest extent permitted by applicable law,
each Holder and Designated Owner may in its
discretion grant a proxy with respect to the iMTP
Shares, which proxy may be made irrevocable
under Massachusetts law to the extent coupled with
an interest, and may, if so provided in such proxy,
continue in effect so long as the iMTP Shares
covered by the proxy are Outstanding, or for such
other period provided in such proxy.
      2.7	Rating Agencies. The Fund shall use
commercially reasonable efforts to cause at least
two Rating Agencies to issue long-term credit
ratings with respect to each Series of iMTP Shares
for so long as such Series of iMTP Shares is
Outstanding. If a Rating Agency shall cease to rate
the securities of tax-exempt closed-end
management investment companies generally, the
Board of Trustees shall terminate the designation of
such Rating Agency as a Rating Agency hereunder.
The Board of Trustees may elect to terminate the
designation of any Rating Agency as a Rating
Agency hereunder with respect to a Series of iMTP
Shares so long as either (i) immediately following
such termination, there would be at least two Rating
Agencies with respect to such Series of iMTP
Shares or (ii) it replaces the terminated Rating
Agency with another NRSRO and provides notice
thereof to the Holders of such Series of iMTP
Shares; provided that such replacement shall not
occur unless such replacement Rating Agency shall
have at the time of such replacement (i) published a
rating for the iMTP Shares of such Series of iMTP
Shares and (ii) entered into an agreement with the
Fund to continue to publish such rating subject to
the Rating Agency's customary conditions. The
Board of Trustees may also elect to designate one or
more other NRSROs as Rating Agencies hereunder
with respect to a Series of iMTP Shares by notice to
the Holders of the iMTP Shares.
      2.8	Issuance of Additional Preferred
Shares. So long as any iMTP Shares are
Outstanding, the Fund may, without the vote or
consent of the Holders thereof authorize, establish
and create and issue and sell shares of one or more
series of a class of Preferred Shares, ranking on a
parity with iMTP Shares as to the payment of
dividends and the distribution of assets upon
dissolution, liquidation or the winding up of the
affairs of the Fund, in addition to then Outstanding
Series of iMTP Shares, including additional Series
of iMTP Shares and additional shares of then
Outstanding Series of iMTP Shares, in each case in
accordance with applicable law, provided that the
Fund shall, immediately after giving effect to the
issuance and sale of such additional Preferred
Shares and to its receipt and application of the
proceeds thereof, including to the redemption of
Preferred Shares with such proceeds, have Asset
Coverage (calculated in the same manner as is
contemplated by Section 2.4(b) hereof) of at least
225%.
      2.9	Status of Redeemed or Repurchased
iMTP Shares. iMTP Shares that at any time have
been redeemed or purchased by the Fund shall, after
such redemption or purchase, have the status of
authorized but unissued Preferred Shares.
      2.10	Distributions with respect to Taxable
Allocations.  Holders of iMTP Shares of a Series
shall be entitled to receive, when, as and if declared
by the Board of Trustees, out of funds legally
available therefor in accordance with applicable
law, the Declaration and this Amendment,
additional dividends or other distributions payable
in an amount or amounts equal to the aggregate
Additional Amount Payments, as follows:
            (a)	Whenever the Fund intends
or expects to include a Taxable Allocation in any
dividend on iMTP Shares of a Series, the Fund
shall, subject to Section 2.10(b), (i) in addition to
and in conjunction with the payment of such
dividend, pay the Additional Amount Payment,
payable in respect of the Taxable Allocation that
was included as part of such dividend and (ii) notify
the Agent of the fact that a Taxable Allocation will
be so included (and the amount of the Additional
Amount Payment) not later than fourteen (14)
calendar days preceding the earliest date on which a
dividend is declared with respect to which the
Taxable Allocation will relate (as provided in
Section 2.10(d)). Whenever such advance notice (a
"Notice of Taxable Allocation") is received from
the Fund, the Agent will, in turn, provide notice
thereof to each Holder and to each Designated
Owner or its Agent Member that has been identified
in writing to the Agent.
            (b)	If the Fund determines that a
Taxable Allocation must be included in a dividend
on iMTP Shares of a Series but it is not practicable
to pay any required Additional Amount Payment
concurrently with such dividend pursuant to Section
2.10(a), then the Fund shall pay such Additional
Amount Payment as soon as reasonably practicable
and without reference to any regular Dividend
Payment Date. Similarly, if the Fund determines
that a Taxable Allocation must be included in a
dividend on iMTP Shares of a Series but it is not
practicable to comply with the requirements for
prior notice in Section 2.10(a), then the Fund shall
provide notice thereof to the Agent as soon as
practicable, but in any event prior to the end of the
calendar year in which such dividend is paid.
Whenever such notice is received from the Fund,
the Agent will, in turn, provide notice thereof to
each Holder and each Designated Owner or its
Agent Member that has been identified in writing to
the Agent. For the avoidance of doubt, this Section
2.10(b) is not intended to excuse the Fund's
obligations under Section 2.10(a), but rather to
provide a mechanism for paying Additional Amount
Payments and providing notice thereof under
circumstances in which the Fund may not become
aware of the need to report a dividend as other than
as wholly an exempt-interest dividend until it is not
practicable to comply fully with Section 2.10(a).
Moreover, the Fund shall not be considered to have
failed to comply with the notice provisions of
Section 2.10(a)(ii) to the extent that (i) the Fund's
determination of whether a Taxable Allocation will
be required cannot be made prior to the date on
which notice would otherwise be required, (ii) such
Taxable Allocation cannot be made with respect to
a. later dividend because the current dividend is the
last with respect to the Fund's taxable year, and (iii)
the Fund timely complies with its obligations for
notice under this Section 2.10(b) with respect to
such events and Taxable Allocation.
            (c)	Notwithstanding anything to
the contrary in this Amendment, the Fund shall not
be required to make Additional Amount Payments
with respect to any net capital gains or other taxable
income determined by the Internal Revenue Service
to be allocable in a manner different from the
manner used by the Fund. The Fund will promptly
give notice to the Agent of any such determination,
with instructions to forward such notice to each
Holder of affected iMTP Shares during the affected
periods at such Holder's address as the same
appears or last appeared on the record books of the
Fund.
            (d)	If the Fund determines that a
Taxable Allocation will be made with respect to a
dividend to be paid with respect to iMTP Shares of
a Series on a date specified in Section 2.2(f) and
notice of such Taxable Allocation is required
pursuant to Section 2.10(a)(ii) or Section 2.10(b), to
the extent possible the Fund will cause such
Taxable Allocation to relate to the last day on which
dividends are declared that will be paid on such
specified date (and, if the amount of the dividend
declared on such last day is less than the Taxable
Allocation, the immediately preceding day, with
such process continuing to each preceding day in
the applicable Dividend Period until the full amount
of the Taxable Allocation is exhausted) so that, to
the extent possible, the dividends declared on the
earlier dates will be reported entirely as exempt-
interest dividends and only the dividends declared
with respect to such last day or preceding days will
include a Taxable Allocation.
      2.11	Term Redemption Liquidity Account
and Liquidity Requirement.
            (a)	On or prior to the Liquidity
Account Initial Date with respect to any Series of
iMTP Shares, the Fund shall cause the Custodian to
segregate, by means of appropriate identification on
its books and records or otherwise in accordance
with the Custodian's normal procedures, from the
other assets of the Fund (the "Term Redemption
Liquidity Account") Liquidity Account Investments
with a Market Value equal to at least one hundred
ten percent (110%) of the Term Redemption
Amount with respect to such Series of iMTP
Shares. The "Term Redemption Amount" for any
Series of iMTP Shares shall be equal to the Term
Redemption Price to be paid on the Term
Redemption Date for such Series of iMTP Shares,
based on the number of shares of such Series of
iMTP Shares then Outstanding, assuming for this
purpose that the Dividend Rate for such Series of
iMTP Shares in effect at the time of the creation of
the Term Redemption Liquidity Account for such
Series of iMTP Shares will be the Dividend Rate in
effect for such Series of iMTP Shares until the
Term Redemption Date for such Series of iMTP
Shares. If, on any date after the Liquidity Account
Initial Date, the aggregate Market Value of the
Liquidity Account Investments included in the
Term Redemption Liquidity Account for a Series of
iMTP Shares as of the close of business on any
Business Day is less than one hundred ten percent
(110%) of the Term Redemption Amount with
respect to such Series of iMTP Shares, then the
Fund shall cause the Custodian and the Adviser to
take all such necessary actions, including
segregating additional assets of the Fund as
Liquidity Account Investments, so that the
aggregate Market Value of the Liquidity Account
Investments included in the Term Redemption
Liquidity Account for such Series of iMTP Shares
is equal to at least one hundred ten percent (110%)
of the Term Redemption Amount with respect to
such Series of iMTP Shares not later than the close
of business on the next succeeding Business Day.
With respect to assets of the Fund segregated as
Liquidity Account Investments with respect to a
Series of iMTP Shares, the Adviser, on behalf of the
Fund, shall be entitled to instruct the Custodian on
any date to release any Liquidity Account
Investments from such segregation and to substitute
therefor other Liquidity Account Investments, so
long as (i) the assets of the Fund segregated as
Liquidity Account Investments at the close of
business on such date have a Market Value equal to
at least one hundred ten percent (110%) of the Term
Redemption Amount with respect to such Series of
iMTP Shares and (ii) the assets of the Fund
constituting Deposit Securities segregated in the
Term Redemption Liquidity Account at the close of
business on such date have a Market Value equal to
the Liquidity Requirement (if any) determined in
accordance with Section 2.11(b) below with respect
to such Series of iMTP Shares for such date. The
Fund shall not, and shall cause the Custodian not to,
permit any lien, security interest or encumbrance to
be created or permitted to exist on or in respect of
any Liquidity Account Investments included in the
Term Redemption Liquidity Account for any Series
of iMTP Shares, other than liens, security interests
or encumbrances arising by operation of law and
any lien of the Custodian with respect to the
payment of its fees or repayment for its advances.
            (b)	The Market Value of the
Deposit Securities held in the Term Redemption
Liquidity Account for a Series of iMTP Shares,
from and after the 15th day of the calendar month
(or, if such day is not a Business Day, the next
succeeding Business Day) that is the number of
months preceding the calendar month in which the
Term Redemption Date for such Series of iMTP
Shares occurs, in each case as specified in the table
set forth below, shall not be less than the percentage
of the Term Redemption Amount for such Series of
iMTP Shares set forth below opposite such number
of months (the "Liquidity Requirement"), but in all
cases subject to the provisions of Section 2.11(c)
below:
N
u
m
be
r
of
M
on
th
s
Pr
ec
ed
in
g
M
on
th
of
T
er
m
R
ed
e
m
pt
io
n
D
at
e:
V
al
ue
of
D
ep
os
it
Se
cu
rit
ie
s
as
Pe
rc
en
ta
ge
of
T
er
m
R
ed
e
m
pt
io
n
A
m
ou
nt
5
20
%
4
40
%
3
60
%
2
80
%
1
10
0
%

            (c)	If the aggregate Market
Value of the Deposit Securities included in the
Term Redemption Liquidity Account for a Series of
iMTP Shares as of the close of business on any
Business Day is less than the Liquidity Requirement
in respect of such Series of iMTP Shares for such
Business Day, then the Fund shall cause the
segregation of additional or substitute Deposit
Securities in respect of the Term Redemption
Liquidity Account for such Series of iMTP Shares,
so that the aggregate Market Value of the Deposit
Securities included in the Term Redemption
Liquidity Account for such Series of iMTP Shares
is at least equal to the Liquidity Requirement for
such Series of iMTP Shares not later than the close
of business on the next succeeding Business Day.
            (d)	The Deposit Securities
included in the Term Redemption Liquidity
Account for a Series of iMTP Shares may be
applied by the Fund, in its discretion, towards
payment of the Term Redemption Price for such
Series of iMTP Shares as contemplated by Section
2.5(d). Upon the deposit by the Fund with the Agent
of Deposit Securities having an initial combined
Market Value sufficient to effect the redemption of
the iMTP Shares of a Series on the Term
Redemption Date for such Series of iMTP Shares in
accordance with Section 2.5(d)(iii), the requirement
of the Fund to maintain the Term Redemption
Liquidity Account in respect of such Series of iMTP
Shares as contemplated by this Section 2.11 shall
lapse and be of no further force and effect.
      2.12	Global Certificate. All iMTP Shares
of a Series Outstanding from time to time shall be
represented by one global certificate for such Series
of iMTP Shares registered in the name of the
Securities Depository or its nominee, and no
registration of transfer of shares of such Series of
iMTP Shares shall be made on the books of the
Fund to any Person other than the Securities
Depository or its nominee or transferee. The
foregoing restriction on registration of transfer shall
be conspicuously noted on the face or back of the
global certificates for such Series of iMTP Shares.
Such global certificates will be deposited with, or
on behalf of, The Depository Trust Company and
registered in the name of Cede & Co., its nominee.
Beneficial interests in the global certificates will be
held only through The Depository Trust Company
and any of its participants.
      2.13	Notice. All notices or
communications hereunder, unless otherwise
specified in this Amendment, shall be sufficiently
given if in writing and delivered in person, by
telecopier, by other Electronic Means or by
overnight delivery. Notices delivered pursuant to
this Section 2.13 shall be deemed given on the date
received.
      2.14	Termination. In the event that all
iMTP Shares of a Series subject to this Amendment
have been redeemed in accordance with Section 2.5
of this Amendment, all rights and preferences of the
shares of such Series of iMTP Shares established
and designated hereunder shall cease and terminate,
and all obligations of the Fund under this
Amendment with respect to such Series of iMTP
Shares shall terminate.
      2.15	Appendices. The designation of each
Series of iMTP Shares subject to this Amendment
may be set forth in an Appendix to this
Amendment. The Board of Trustees may, by
resolution duly adopted, without shareholder
approval (except as otherwise provided by this
Amendment or required by applicable law) (1)
amend the Appendix to this Amendment relating to
a Series of iMTP Shares so as to reflect any
amendments to the terms applicable to such Series
of iMTP Shares including an increase in the number
of authorized shares of such Series of iMTP Shares
and (2) add additional Series of iMTP Shares by
including a new Appendix to this Amendment
relating to such Series of iMTP Shares.
      2.16	Actions on Other than Business
Days. Unless otherwise provided herein, if the date
for making any payment, performing any act or
exercising any right, in each case as provided for in
this Amendment, is not a Business Day, such
payment shall be made, act performed or right
exercised on the next succeeding Business Day,
with the same force and effect as if made or done on
the nominal date provided therefor, and, with
respect to any payment so made, no dividends,
interest or other amount shall accrue for the period
between such nominal date and the date of payment.
      2.17	Modification. To the extent
permitted by law and Section 2.6(c), the Board of
Trustees, without the vote of the Holders of iMTP
Shares, may interpret, supplement or amend the
provisions of this Amendment or any Appendix
hereto to supply any omission, resolve any
inconsistency or ambiguity or cure, correct or
supplement any defective or inconsistent provision,
including any provision that becomes defective after
the date hereof because of impossibility of
performance or any provision that is inconsistent
with any provision of any other Preferred Shares of
the Fund so long as any such interpretation,
supplementation or amendment does not materially
and adversely affect the rights and preferences of
the iMTP Shares affected thereby.
      2.18	Transfers.
            (a)	Unless otherwise permitted
by the Fund, a Designated Owner or Holder of any
iMTP Shares of a Series may sell, transfer or
otherwise dispose of iMTP Shares only in whole
shares and only to (i) Persons that such Designated
Owner or Holder reasonably believes are "qualified
institutional buyers" (as defined in Rule 144A under
the Securities Act or any successor provision) in
accordance with Rule 144A under the Securities
Act or any successor provision, or (ii) tender option
bond trusts in which it reasonably believes all
investors are "qualified institutional buyers" (as
defined in Rule 144A under the Securities Act or
any successor provision).
            (b)	If at any time the Fund is not
furnishing information pursuant to Section 13 or
15(d) of the Exchange Act, in order to preserve the
exemption for resales and transfers under Rule
144A, the Fund shall furnish, or cause to be
furnished, to holders of iMTP Shares and
prospective purchasers of iMTP Shares, upon
request, information with respect to the Fund
satisfying the requirements of subsection (d)(4) of
Rule 144A.
      2.19	No Additional Rights. Unless
otherwise required by law or the Declaration, the
Holders of iMTP Shares shall not have any relative
rights or preferences or other special rights with
respect to such iMTP Shares other than those
specifically set forth in this Amendment.
      2.20	Agreed Tax Treatment. The Fund
shall, and each Holder and Designated Owner of
any iMTP Shares, by virtue of acquiring iMTP
Shares, shall be deemed to have agreed to, treat the
iMTP Shares as equity in the Fund for U.S. federal,
state and local income and other tax purposes,
applicable state law and the 1940 Act, provided that
the Fund shall not be in violation of this Section
2.20 if a federal, state or local income tax authority
requires the Fund to treat the iMTP Shares as debt
for such purposes due to a violation of this Section
2.20 by any Holder or Designated Owner of iMTP
Shares.
      2.21	Relationship of Declaration of Trust.
This Amendment is being entered into pursuant to
Section 3 of Article 8 of the Declaration of Trust
and the amendment provisions of the By-laws and
shall be considered part of the governing instrument
of the Trust. As provided in such Section of the
Declaration of Trust, to the extent the provisions set
forth in this Amendment conflict with the
provisions of the Declaration of Trust with respect
to any such rights, powers and privileges of the
iMTP Shares, this Amendment shall control. Except
as contemplated by the immediately preceding
sentence, the iMTP Shares, and the Holders thereof,
shall otherwise be subject to, bound by and entitled
to the benefits of the Declaration of Trust and its
provisions relating to Shares and Shareholders. In
connection with the entering into of this
Amendment and with respect to all matters related
in any way to this Amendment, the Trustees shall be
entitled to all of the benefits, rights, protections,
indemnities, limitations of liability and other
provisions of the Declaration of Trust.
      2.22	Fitch Diversification Guidelines.
      For so long as Fitch is a Rating Agency rating the iMTP Shares, the Fund shall comply with the Fitch Municipal Issuer Diversification Guidelines set forth by Fitch in its published Closed-End Fund Debt and Preferred Stock Rating Criteria and shall notify
Fitch (if Fitch is then rating the iMTP Shares) within 5
Business Days if the Fund fails to comply with such requirements.

      2.23	S&P Criteria.
      For so long as S&P is a Rating Agency rating the iMTP Shares, the Fund shall use commercially reasonable efforts to comply with S&P's
"Methodology And Assumptions For Market Value
Securities" published on September 17, 2013 and such other S&P criteria applicable to the iMTP Shares as notified by S&P to the Fund after the date hereof.


*******



EATON VANCE NEW JERSEY MUNICIPAL
INCOME TRUST
INSTITUTIONAL MUNIFUND TERM
PREFERRED SHARES, SERIES 2019
Preliminary Statement and Incorporation By
Reference
      This Appendix establishes a Series of
Institutional MuniFund Term Preferred Shares of
Eaton Vance New Jersey Municipal Income Trust.
Except as set forth below, this Appendix
incorporates by reference the terms set forth with
respect to all Series of such Institutional MuniFund
Term Preferred Shares in that "Amendment to the
By-laws of Eaton Vance New Jersey Municipal
Income Trust Establishing and Fixing the Rights
and Preferences of Institutional MuniFund Term
Preferred Shares" effective as of February 26, 2016
(the "iMTP Amendment"). This Appendix has been
adopted by resolution of the Board of Trustees of
Eaton Vance New Jersey Municipal Income Trust.
Capitalized terms used herein but not defined herein
have the respective meanings therefor set forth in
the iMTP Amendment.
      Section 1.	Designation as to Series.
      Institutional MuniFund Term Preferred
Shares, Series 2019: A series of 1,160 (one
thousand one hundred and sixty) Preferred Shares
classified as Institutional MuniFund Term Preferred
Shares is hereby designated as the "Institutional
MuniFund Term Preferred Shares, Series 2019" (the
"Series 2019 iMTP Shares"). Each share of such
Series of iMTP Shares shall have such preferences,
voting powers, restrictions, limitations as to
dividends and other distributions, qualifications and
terms and conditions of redemption, in addition to
those required by applicable law and those that are
expressly set forth in the Declaration and the iMTP
Amendment (except as the iMTP Amendment may
be expressly modified by this Appendix), as are set
forth in this Appendix A. The Series 2019 iMTP
Shares shall constitute a separate series of Preferred
Shares and a separate series of the Institutional
MuniFund Term Preferred Shares and each Series
2019 iMTP Share shall be identical. The following
terms and conditions shall apply solely to the Series
2019 iMTP Shares:
      Section 2.	Number of Authorized
Shares of Series.
      The number of authorized shares is 1,160
(one thousand one hundred and sixty).
      Section 3.	Date of Original Issue with
respect to Series.
      The Date of Original Issue is February 26,
2016.
      Section 4.	Initial Spread Applicable to
Series.
      The Initial Spread is 1.50%.
      Section 5.	Liquidation Preference
Applicable to Series.
      The Liquidation Preference is $25,000 per
share.
      Section 6.	Term Redemption Date
Applicable to Series.
      The Term Redemption Date is September 1,
2019.
      Section 7.	Dividend Payment Dates
Applicable to Series.
      The Dividend Payment Dates are the first
Business Day of the month next following each
Dividend Period.
      Section 8.	Non-Call Period Applicable
to Series.
      The Non-Call Period is the period beginning
on the Date of Original Issue and ending at the close
of business on February 28, 2017.
      Section 9.	Liquidity Account Initial
Date Applicable to Series.
      The Liquidity Account Initial Date is March
1, 2019.
      Section 10.	Exceptions to Certain
Definitions Applicable to the Series.
      The following definitions contained under
the heading "Definitions" in the iMTP Amendment
are hereby amended as follows:
      Not applicable.
      Section 11.	Additional Definitions
Applicable to the Series.
      The following terms shall have the
following meanings (with terms defined in the
singular having comparable meanings when used in
the plural and vice versa), unless the context
otherwise requires:
      "Dividend Period" means, with respect to
the Series 2019 iMTP Shares, in the case of the first
Dividend Period, the period beginning on the Date
of Original Issue for such Series of iMTP Shares
and ending on and including February 29, 2016 and,
for each subsequent Dividend Period, the period
beginning on and including the first calendar day of
the month following the month in which the
previous Dividend Period ended and ending on and
including the last calendar day of such month.
      "Optional Redemption Premium" means
with respect to each Series 2019 iMTP Share to be
redeemed an amount equal to:
      (A)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is
on or after March 1, 2017 and prior to September 1,
2017, 1.00% of the Liquidation Preference for such
Series 2019 iMTP Share;
      (B)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is
on or after September 1, 2017 and prior to March 1,
2018, 0.50% of the Liquidation Preference for such
Series 2019 iMTP Share; or
      (C)	if the Optional Redemption Date for
the Series 2019 iMTP Share occurs on a date that is on or after March 1, 2018, 0.00% of the Liquidation
Preference for such Series 2019 iMTP Share.
      Section 12. Amendments to Terms of iMTP
Shares Applicable to the Series. The following provisions of the iMTP Amendment are hereby amended as follows:
      Not applicable.



      CHECK/VOUCHER #  __________

The Commonwealth of Massachusetts
(General Laws, Chapter 182)

Filed this ___________ day of
___________________ , 20__

William Francis Galvin
Secretary of the Commonwealth
Name


Phone
Merge	Y____        N____
RA	Y____        N____
Cons.	Y____        N____
Pr. Off _______________
Trustees_______________
K&LG Draft 10/__/2015



69


APPENDIX A

Appendix A - Page 4
APPENDIX A
Appendix A - Page 1